UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SYNCHRONOSS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

I am pleased to invite you to our 2015 Annual Meeting of Stockholders, which will be held on May 11, 2015, at 10:00 a.m. (local time), at the offices of Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey.

At the meeting, we will be electing two members of our Board of Directors, ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the 2015 fiscal year, approving the Company's 2015 Equity Incentive Plan, holding an advisory vote on executive compensation, and acting upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Enclosed are the following materials: (i) our Notice of Annual Meeting of Stockholders and Proxy Statement for 2015; (ii) our Annual Report on Form 10-K for 2014; and (iii) a proxy card with a return envelope to record your vote. We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the Annual Meeting. As discussed in the Proxy Statement, voting by proxy does not deprive you of your right to attend the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR TELEPHONE ACCORDING TO THE INSTRUCTIONS IN THE PROXY STATEMENT, AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY VOTED BY PROXY IF YOU FOLLOW THE INSTRUCTIONS IN THE PROXY STATEMENT.

If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (800) 575-7606. For questions regarding your stock ownership or voting, you may contact our transfer agent, American Stock Transfer & Trust Co., by e-mail through their website at www.amstock.com or by phone at (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Synchronoss Technologies.

Sincerely,

Stephen G. Waldis
Chairman and Chief Executive Officer
April 1, 2015

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the venue, the camera function may not be used at any time.

Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, New Jersey 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SYNCHRONOSS TECHNOLOGIES, INC.

Date:    May 11, 2015
 Time:    10:00 a.m.
 Place:    Synchronoss Corporate Headquarters
              200 Crossing Boulevard, Bridgewater, NJ 08807

AGENDA:

•
Election of two members of the Company's Board of Directors to serve until the 2018 annual meeting of stockholders of the Company;

•
Ratification of appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2015;

•
Approval of the Company's 2015 Equity Incentive Plan;

•
Advisory vote on executive compensation; and

•
Transaction of other business that may properly come before the meeting.

Record date:  You can vote if you were a stockholder of record on March 16, 2015.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss' corporate headquarters at the address listed above for the ten-day period prior to the Annual Meeting.

By order of the Board of Directors,

Ronald J. Prague
Executive Vice President, General Counsel and Corporate Secretary
April 1, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 11, 2015: The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.synchronoss.com.

Proxy Summary	1	Executive Officer Stock Ownership Guidelines	38

2015 Proxy Statement Highlights	2	Compensation Committee Report	38

Questions and Answers About this Proxy Material and Voting	6	Summary Compensation Table	39

Corporate Governance	11	Grants of Plan Based Awards Table	41

Stockholder Communications with our Board of Directors	13	Description of Awards Granted in 2014	43

Board of Directors and Committee Duties	13	Outstanding Equity Awards at Fiscal Year-End Table	46

Director Compensation	18	Option Exercises and Stock Vested	50

Director Stock Ownership Guidelines	19	Employment Agreements	50

Limitation of Liability and Indemnification	19	Estimated Payments and Benefits	52

Risk Management Considerations	21	Report of the Audit Committee	54

Compensation of Executive Officers	22	Equity Security Ownership of Certain Beneficial Owners and Management	55

Compensation Discussion and Analysis	22	Certain Related Party Transactions	57

2014 Business Highlights	22	Section 16(a) Beneficial Ownership Reporting Compliance	58

2014 Compensation Program Highlights	23	Other Matters	58

2014 Executive Compensation Program	24	Election of Directors	59

Revisions for 2015 Executive Compensation Program	24	Ratification of the Selection of Independent Registered Public Accounting Firm	63

Elements of Compensation	26	Approval of the Synchronoss Technologies, Inc. 2015 Equity Incentive Plan	65

Chief Executive Officer Compensation	29	Advisory Vote on Executive Compensation	76

Pay Mix	29	Stockholder Proposals for the Next Annual Meeting	78

Target and Realized Pay	30	No Incorporation by Reference	78

2014 Compensation Decisions	31	Contact for Questions and Assistance with Voting	78

Financial Restatements and Related Policies	37	Appendix A: Reconciliation of Non-GAAP Financial Information	79

Proxy Summary

Proposals to be Voted On:

The following proposals will be voted on at the Annual Meeting of Stockholders.

	For More Information	Board Recommendation

Proposal 1: Election of two directors	Pages 59 to 62	For Nominees
William J. Cadogan
Stephen G. Waldis

Proposal 2:	Pages 63 to 64	For
Ratification of appointment of Ernst & Young LLP as independent registered public accountants

Proposal 3:	Pages 65 to 75	For
Approval of the Company's 2015 Equity Incentive Plan

Proposal 4:	Pages 76 to 77	For
Advisory vote on executive compensation

You may cast your vote in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.voteproxy.com to complete an electronic proxy card by following the instructions on the website. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card.	Call the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.	Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.	Attend the Annual Meeting at our Headquarters located at 200 Crossing Blvd., 8th Floor, Bridgewater, NJ 08807.

Attendance at the Annual Meeting

If you plan to attend the Annual Meeting, you must be a stockholder on the record date. On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver's license. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Use of cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

2015 PROXY STATEMENT HIGHLIGHTS

This summary highlights information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Voting matters and vote recommendation

See "Proposals" starting on page 59 for more information.

Matter	Board vote recommendation
Management proposals
Election of directors	For the director nominees
Ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015	For
Approval of our 2015 Equity Incentive Plan	For
Advisory vote on Executive Compensation	For

Board Nominee

The following table provides summary information about William J. Cadogan and Stephen G. Waldis, the two nominees for election.

Name	Age	Director Since	Occupation	Inde- pendent	Committee memberships

					AC	CC	NGC	BD

William J. Cadogan	66	2005	Retired, Senior Managing Director, Vesbridge Partners, LLC	Yes	M	C	M	M

Stephen G. Waldis	47	2001	Chairman and CEO of Synchronoss Technologies, Inc.	No				M

AC	Audit Committee	BD	Business Development Committee
CC	Compensation Committee	C	Chair
NGC	Nominating/Corporate Governance Committee	M	Member

Advisory Vote on Executive Compensation

Business Highlights

In 2014, we delivered strong financial results and continued to move our business forward including:*

•
$458.6 million in non-GAAP revenue, compared to $352.5 million in 2013, an increase of 30%

•
$280.2 million in non-GAAP gross profit, representing a gross margin of 61%, up from 60% in 2013

*      These financial measures are non-GAAP measures and should not be reviewed in isolation or as substitutes for our financial results as reported in accordance with GAAP. Please see Appendix A for an explanation of and reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

•
$118.1 million in non-GAAP income from operations, compared to $81.5 million in 2013, an increase of 45%

•
$1.79 non-GAAP diluted earnings per share, an increase of 35% from $1.33 in 2013

•
$211.7 million in cloud revenue, compared to $116.9 million in 2013, an increase of 81%

•
Stock price increased 35% from $31.07 to $41.86 per share

•
Acquired VoxMobili SA, Clarity, Inc. and DigiData, Inc. to expand our product portfolio and global presence

Executive Compensation Advisory Vote

Our Board of Directors (our "Board") recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers ("NEOs"), as described in this proxy statement. At our 2014 Annual Meeting, 98% of the shares voted were in favor of the advisory vote on executive compensation. Our Board continuously evaluates our executive compensation program each year to ensure it is in line with our stockholders' interests. Our Compensation Committee reviewed our executive compensation programs based on views obtained through our stockholder outreach program and other market data and made the following changes to our programs for our 2014 executive compensation:

•
Designed and approved a new, updated compensation philosophy for all our employees

•
Weighting of each component of the annual cash incentive plan and long-term equity incentive plan was fixed regardless of the non-GAAP revenue or operating income achieved

•
To distinguish between the metrics used for our short-term cash incentive plan and long-term equity incentive compensation plan, added Cloud Revenue as a performance metric for our long-term equity incentive compensation plan

•
Enhanced our stock ownership guidelines by increasing the ownership requirements for executive officers and directors to provide greater alignment of interests with stockholders

During 2014, our Compensation Committee again reviewed our executive compensation programs and agreed to include all of the revisions from 2014. In addition, the long-term equity incentive plan for our executives was further revised to base the new 2015 plan on our Company's three-year business plan, rather than a one-year business plan. These revisions were effective beginning January 1, 2015.

We encourage stockholders to take into account these significant changes to our executive compensation program over the past few years in considering the advisory vote.

Fiscal 2014 Compensation

The following material decisions were approved by our Compensation Committee regarding the 2014 compensation of our NEOs:

•
Adjustments to Base Salary:    In reviewing the base salaries of our NEOs in early 2014, our Compensation Committee provided cost of living salary increases of approximately 3% to each of our NEOs (representing the median base salary increase) to each of our NEOs employed by us as of February 1, 2014. In addition, Ms. Rosenberger's salary was increased by an additional 23% in April 2014 in connection with her promotion to Executive Vice President, Chief Financial Officer and Treasurer.

•
Performance-based Cash Bonus:    Our 2014 non-GAAP revenue and operating income each exceeded the maximum goals for each financial metric set by our Board, by 26% and 36%, respectively. As a result, our NEOs received the maximum 175% of their target cash incentive bonus with respect to the corporate goal portion. Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger received 100%, 90%, 90% and 75%, respectively, of their target individual component portion. Mr. Halbard received 66% of the target cash incentive bonus tied to the performance of certain international business objectives. Mr. Irving did not receive any of his target individual component portion.

•
Time-Based Equity:    Our NEOs whom we employed on February 1, 2014 were granted (i) an aggregate of 90,089 time-based restricted shares of our Common Stock and (ii) stock options to purchase an aggregate of 193,279 shares of our Common Stock.

•
Performance-based Equity:    Our 2014 non-GAAP revenue, operating income and cloud revenue each exceeded the maximum amounts for each metric, by 26%, 36% and 50%, respectively. As a result, our NEOs whom we employed on February 1, 2014 were issued an aggregate of 112,650 restricted shares of our Common Stock, or the maximum number of performance-based restricted shares that they were eligible to receive under the 2014 performance-based restricted stock awards.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Q:
Why am I receiving these materials?
A:
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Synchronoss Technologies, Inc., a Delaware corporation (sometimes referred to as "we", "us", the "Company" or "Synchronoss"), is soliciting your proxy to vote at its 2015 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy on the Internet or via telephone. We intend to mail this Proxy Statement and accompanying proxy card on or about April 1, 2015 to all stockholders of record entitled to vote at the Annual Meeting.
Q:
Who can vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on March 16, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 43,159,996 shares of common stock of the Company ("Common Stock") outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of Common Stock) in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss' principal executive offices at 200 Crossing Boulevard, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.
Q:
How do I vote at the Annual Meeting?

A:       Stockholder of Record.
          Shares Registered in Your Name

If on March 16, 2015 your shares were registered in your name with the Company's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the Internet or via telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 16, 2015 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting, provided you have proof of your share ownership (such as a brokerage statement showing that you owned shares as of March 16, 2015) and a form of photo identification. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and received a printed copy of the proxy materials by mail, you may vote in person at the Annual Meeting or by one of the following methods:

  •
  By Mail.  Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

  •
  By Internet.  Go to www.voteproxy.com to complete an electronic proxy card by following the instructions on the website. You will be asked to provide the eleven-digit number beneath the account number on the proxy card.

  •
  By Telephone.  Call the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Please note that the Internet and telephone voting facilities for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time on May 10, 2015. The individuals named as proxies on the proxy card will vote your shares in accordance with your instructions.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent,

you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge's website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Q.
How many votes do I have?
A.
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 16, 2015.
Q.
What if I return a proxy card but do not make specific voting selections?
A.
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of William J. Cadogan and Stephen G. Waldis as members of the Company's Board of Directors, "For" the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2015, "For" the approval of the Company's 2015 Equity Incentive Plan, and "For" the approval of the compensation of the Company's named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q.
Can I change my vote after submitting my proxy?
A.
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed timely proxy card with a later date.

•
You may send a written notice that you are revoking your proxy to the Company's Secretary at 200 Crossing Boulevard, Bridgewater, New Jersey 08807.

•
You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker, bank or other agent holding your shares and follow their instructions for changing your vote.

Q.
Who is paying for this proxy solicitation?
A.
The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Q.
What if I share an address with another stockholder?
A.
A number of brokers with account holders who are Synchronoss stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807 Attn: Secretary or contact Ronald J. Prague, Secretary at (866) 620-3940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Q.
What does it mean if I receive more than one proxy card?
A.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Q.
How are votes counted?
A.
Each share of Common Stock is entitled to one vote. Votes will be counted by the inspector of election appointed for the Annual Meeting. Prior to the Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the number of shares of Common Stock represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

Q.
What vote is required to approve each proposal?

•
The directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. An instruction to "Withhold" authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the election of a nominee. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

•
Ratification of the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2015, requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" this proposal and will have no effect on this proposal. Because this proposal is a routine matter, broker non-votes are not expected to exist in connection with this proposal.

•
Approval of the Company's 2015 Equity Incentive Plan as described in the Proxy

Statement requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" this proposal and will have no effect on this proposal. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

  •
  Advisory approval of the compensation of the Company's named executive officers as described in the Proxy Statement requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" this proposal and will have no effect on this proposal. Even though your vote is advisory and therefore will not be binding on the Company, our Compensation Committee will review the voting results and take them into consideration when making future executive compensation decisions. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

If there are insufficient votes to approve any of the matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Q.
Is my vote confidential?
A.
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q.
What is the quorum requirement?
A.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the voting power of all outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. On the record date, there were 43,159,996 shares of Common Stock outstanding and entitled to vote. Thus, 21,579,999 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Q.
How can I find out the results of the voting at the Annual Meeting?
A.
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four (4) business days after the Annual Meeting.

Corporate Governance at Synchronoss

CORPORATE GOVERNANCE GUIDELINES

Synchronoss is committed to excellent corporate governance which we believe helps us to sustain our success and build long-term value for our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines which set forth the framework within which our Board can effectively function and govern our affairs. The Guidelines address, among other things, the composition and responsibilities of our Board, director independence, management succession and review, target ownership by and remuneration of our directors, Board committees, and selection of new directors. We have also adopted a Code of Business Conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, or those serving similar functions) and directors. The Guidelines and Code of Business Conduct are available on the Investor Relations section of our website at www.synchronoss.com.

Our Board regularly reviews legal and regulatory requirements, evolving best practices, and other developments and may modify, waive, suspend or repeal the Corporate Governance Guidelines or Code of Business Conduct from time to time as it deems necessary or appropriate in the exercise of our Board's judgment or in the best interests of our stockholders. If we make any substantive amendments to the Guidelines or the Code of Business Conduct, we will promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable law or regulations.

BOARD LEADERSHIP STRUCTURE

Our Board believes it is important to retain its flexibility to allocate the responsibilities of the Chief Executive Officer ("CEO") and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Our Board believes that it should periodically assess who should serve these roles, and whether the offices should be served independently or jointly, and that our Board should not be restricted by any strict policy directive when making these decisions. Currently, our Board has determined that the Company and its stockholders are best served by having Mr. Waldis, one of our founders, serve as both Chairman of the Board and CEO. Mr. Waldis' combined role as Chairman of the Board and CEO promotes unified leadership and direction for our Board and executive management and allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. As the individual with primary responsibility for managing our day-to-day operations and with in-depth knowledge and understanding of our Company, Mr. Waldis is best positioned to chair regular Board meetings as we discuss key business and strategic issues.

INDEPENDENCE OF OUR BOARD OF DIRECTORS

Each year, our Nominating/Corporate Governance Committee and our full Board conducts a review of the financial and other relationships between each director, or any of their immediate family members, and our Company, our senior management, companies with whom we have business dealings with, and our independent registered public accounting firm as part of its assessment of director independence. Our Board also consults with our legal counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independent, including those set forth in pertinent listing standards of the Nasdaq Global Market ("Nasdaq"), in effect from time to time. Consistent with those considerations, after review of all relevant transactions or relationships, our Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Stephen G. Waldis, as our CEO. McCormick, as a 10% stockholder. Our independent directors meet in regularly scheduled executive sessions where only independent directors are present. Mr. Cadogan presides over those sessions.

BOARD OVERSIGHT OF RISK MANAGEMENT

Assessing and managing risk is the responsibility of our management. Our Board oversees management in the execution of its responsibilities and for assessing our approach to risk management. An overall review and assessment of risk is inherent in our Board's consideration of our business plans, strategies, and other significant developments. Additionally, our Board regularly reviews various risks arising out of transactions and other matters that are presented to our Board and when making decisions impacting us. At least annually, our Board also reviews and analyzes the strategic and operational risks and opportunities that face our Company as a whole, as well as those related to specific areas of our business.

Our Board delegates the oversight of certain categories of risk affecting our Company to designated Board committees, who report their findings to our full Board. Our Audit Committee is responsible for overseeing our Board's execution of its risk management oversight responsibility, including discussing guidelines and policies governing the process by which our management and other persons responsible for risk management assess and manage our exposure to major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with our management and independent auditors. Our Audit Committee also annually reviews the audit plan of management, our information technology risks and mitigation strategies, the tax function and treasury operations and conformity with ethics and compliance standards. In addition, our Board has delegated to other Committees the oversight of risks within their areas of responsibility and expertise. For example, our Compensation Committee oversees the risks associated with our compensation practices, including an annual review of our risks assessment of our compensation policies and practices for our employees. Our Board also believes its oversight of risk is enhanced by the current leadership structure discussed above because our CEO, who is ultimately responsible for our management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of our Company, is best able to bring key business issues and risks to our Board's attention.

BOARD SELF-EVALUATION

Our Nominating/Corporate Governance Committee oversees a bi-annual self-evaluation process to analyze and review our Board's performance. The Committee reviews these results and discusses them with the full Board with the intention of utilizing them to enhance our Board's effectiveness and, if necessary, develop action plans.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Stockholders may communicate with our management and independent Board of Directors by sending a letter to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attention: Secretary. Each such communication should set forth (i) the name and address of such stockholder as they appear on our books and, if the shares of our Common Stock are held by a broker, bank or other agent, the name and address of the beneficial owner of such shares and (ii) the number of shares of our Common Stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders and has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a Committee of our Board or a particular director, as appropriate.

BOARD OF DIRECTORS AND COMMITTEE DUTIES

Our Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. Our Board, individually and through its Committees, is responsible for:

•
overseeing the conduct, assessment and other operational risks to evaluate whether our business is being properly managed;

•
reviewing and approving our strategic, financial and operating plans and other significant actions;

•
selecting, evaluating the performance of, and determining the compensation of our CEO and other executive officers;

•
planning for succession for our CEO and monitoring management's succession planning for other executive officers; and

•
overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

BOARD STRUCTURE AND COMMITTEES

During 2014, our Board of Directors met eleven times and acted once by written consent. Each director attended at least 75% of the meetings of our Board and of each Committee of which he served as a member during 2014. Each director other than Mr. Cadogan attended our 2014 Annual Meeting of Stockholders. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board has delegated various responsibilities and authority to its Committees as generally described below. Our Board has determined that each member of our Audit, Compensation, Business Development and Nominating/Corporate Governance Committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us. The following table provides membership and meeting information for each of our Board committees during 2014:

Name	Audit	Compensation	Business Development	Nominating/Corporate Governance
Stephen G. Waldis			•

William J. Cadogan	•	•[1]	•	•

Charles E. Hoffman		•		•[1]

Thomas J. Hopkins	•	•	•[1]

James M. McCormick

Donnie M. Moore	•[1]			•

Total meetings in year 2014	10	7	6	1

1
Committee Chairperson

AUDIT COMMITTEE

Our Audit Committee of our Board oversees the integrity of our financial statements, compliance with applicable legal and regulatory requirements, effectiveness of our internal controls and audit function currently in place, and the qualifications, independence, and performance of our independent registered public accounting firm. During 2014, senior members of our financial and legal management participated in each of our Audit Committee's meetings. Our Audit Committee also discussed with our independent registered public accounting firm the overall scope and plans for their audit and met with them on a regular basis without members of management. Our Audit Committee consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee:

  •
  reviews our annual audited and quarterly financial statements and reporting;

  •
  reviews and monitors our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements;

  •
  establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  appoints, retains, compensates, reviews procedures to ensure the independence of, and oversees the work of, our independent registered public accounting firm, including approving services and fee arrangements;

  •
  reviews with senior members of our management our policies and practices regarding risk assessment and risk management;

  •
  approves all related party transactions;

  •
  reviews management's implementation and maintenance of effective internal and disclosure controls, including our policies regarding compliance with legal, regulatory, ethical and internal auditing standards;

  •
  reviews earnings press releases prior to issuance; and

  •
  reviews findings and recommendations of our independent registered public accounting firm and management's response to their recommendations.

Three directors comprise our Audit Committee: Thomas J. Hopkins, William J. Cadogan and Donnie M. Moore. Our Audit Committee met ten times during 2014. Our Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has a working understanding and comprehension of fundamental financial statements. Our Board has determined that each of Donnie M. Moore, Chairman of the Audit Committee, and Thomas J. Hopkins is an audit committee financial expert as defined by Item 407(d) of Regulation S-K of the Securities Exchange Act. Our Board has made a qualitative assessment of each of their level of knowledge and experience based on a number of factors, including their respective formal education and experience. The designation does not impose on either Mr. Moore or Mr. Hopkins any duties, obligations or liability that are greater than are generally imposed on them as a member of our Audit Committee and our Board, and their designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Our Audit Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

COMPENSATION COMMITTEE

Our Compensation Committee of our Board is comprised of three directors: William J. Cadogan, Charles E. Hoffman and Thomas J. Hopkins, each of whom is independent, as currently defined in Rule 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. Our Compensation Committee met six times and acted once by written consent during 2014. Our Compensation Committee is charged by our Board to:

  •
  review and approve our compensation policies and all forms of compensation and other benefits to be provided to our employees (including our NEOs and directors), including among other things annual salaries, bonus, stock options, restricted stock grants and other incentive compensation arrangements;

  •
  establish our overall compensation objectives and structure relating to executive officers and directors;

  •
  make recommendations from time to time to our Board regarding executive compensation matters;

  •
  administer our stock purchase plan and stock option plans, including reviewing and granting stock options and restricted stock awards with respect to our directors and employees; and

  •
  review and approve other aspects of our compensation policies and matters as they arise from time to time.

In accordance with Nasdaq listing standards, our Compensation Committee under its charter has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. A more detailed description of our Compensation Committee's functions can be found in our Compensation Committee charter which can be found on the Investor Relations section of our website at www.synchronoss.com. Our Compensation Committee has also established a Key Employee Equity Awards Committee, with our CEO as the sole member, whose purpose is to approve stock option and restricted stock grants to our newly hired and current employees, subject to guidelines previously approved by our Compensation Committee. Our Key Employee Equity Awards Committee acted fourteen times in 2014.

Our Compensation Committee may select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party to assist in the evaluation of director and officer compensation as well as any other compensation matters. Our Compensation Committee considers these analyses as a factor in making decisions with respect to compensation matters along with information it receives from management and its own judgment and experience. Its compensation consultant generally attends regular Compensation Committee meetings and meets with our Compensation Committee without management present. Since July 2013, our Compensation Committee has retained Deloitte Consulting LLP ("Deloitte") as its compensation consultant. The compensation consultant serves at the discretion of our Compensation Committee and the compensation consultant's fees are approved by our Compensation Committee. In 2014, Deloitte did not perform any services for us other than its services to our Compensation Committee and received no compensation from our Company other than its fees in connection with its retention as our Compensation Committee's compensation consultant. Our Compensation Committee assessed the independence of Deloitte pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of Deloitte has not raised any conflict of interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee was an officer or employee of our Company at any time during 2014. No executive officer serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. In 2014, we did not make any loans to directors or executive officers relating to purchases of our Common Stock or for any other purpose.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The members of our Nominating/Corporate Governance Committee are: William J. Cadogan, Charles E. Hoffman and Donnie M. Moore. Our Nominating/Corporate Governance Committee met once in 2014. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, our Nominating/ Corporate Governance Committee:

  •
  reviews and reports to our Board on a periodic basis with regard to matters of corporate governance;

  •
  recommends qualified candidates to our Board for election as our directors, including the directors our Board proposes for election by the stockholders at the Annual Meeting and directors nominated by our stockholders;

  •
  reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies and on matters relating to the practices of directors, and the functions and duties of the various Board committees;

  •
  develops and implements our Board's bi-annual self-assessment process and works with our Board to implement improvements in their effectiveness;

  •
  reviews succession plans periodically with our CEO relating to positions held by elected corporate officers; and

  •
  establishes and periodically reviews stock ownership guidelines for our executive officers and directors.

Our Nominating/Corporate Governance Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com. Our Nominating/Corporate Governance Committee also reviews and makes recommendations to our Board regarding the size and composition of our Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board and our business. Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates. In considering nominees for our Board, our Nominating/Corporate Governance Committee considers each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders' long-term interests. These factors, along with others considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board may change from time to time to take into account changes in our business and other trends, and the portfolio of skills and experience of current and prospective directors. Our Nominating/Corporate Governance Committee has not adopted a formal policy regarding the consideration of diversity in identifying director nominees or in searching for new directors, it does, however, have several initiatives in an attempt to attract diverse candidates.

BUSINESS DEVELOPMENT COMMITTEE

Our Business Development Committee reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short-term and long-term strategic goals. Our Business Development Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com. The members of our Business Development Committee are: William J. Cadogan, Thomas J. Hopkins and Stephen G. Waldis. All members of our Business Development Committee other than Mr. Waldis are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Business Development Committee met six times during 2014.

DIRECTOR COMPENSATION

This section provides information regarding the compensation policies for our non-employee directors and cash amounts paid and equity awarded to these directors in 2014. Any director who is an employee of our Company does not receive any additional compensation for their service as a director. For 2014, our non-employee director compensation program consisted of:

Compensable Position / Event	Compensation

Initial Equity Grant	30,000 non-qualified stock options(1)

Annual Cash Retainer	$50,000

Annual Equity Grant	7,500 non-qualified stock options(1) 3,335 restricted shares(1)

Committee Chairperson Retainer	$20,000 (Audit) $15,000 (Compensation) $10,000 (Nominating/Corporate Governance) $10,000 (Business Development)

Committee Member Retainer	$10,000 (Audit) $7,500 (Compensation) $5,000 (Nominating/Corporate Governance) $5,000 (Business Development)

(1)
Options and restricted shares vest one-third each year over three years.

The annual retainer fees are paid to our directors quarterly in advance. All of the annual equity grants to non-employee directors under our director compensation program are granted on the first Tuesday of every year, and the options have an exercise price equal to the closing price reported on Nasdaq of our Common Stock on the grant date. In addition, we currently have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at our

Board and Committee meetings. The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William J. Cadogan	85,000	103,018	117,527	305,545

Charles E. Hoffman	67,500	103,018	117,527	288,045

Thomas J. Hopkins	77,500	103,018	117,527	298,045

James M. McCormick	50,000	103,018	117,527	270,545

Donnie M. Moore	75,000	103,018	117,527	295,545

(1)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in estimating the fair value of our stock awards. As of December 31, 2014, each of Messrs. Cadogan, Hoffman, Hopkins, McCormick and Moore held 6,670 restricted shares of our Common Stock.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in estimating the fair value of our stock option awards. As of December 31, 2014, each of Messrs. Cadogan, Hopkins and McCormick held options to purchase 92,500 shares of our Common Stock having a weighted average exercise price of $16.70 per share, of which 77,500 shares were vested, Mr. Hoffman held options to purchase 82,500 shares of our Common Stock, having a weighted average exercise price of $17.51 per share, of which 67,500 shares were vested and Mr. Moore held options to purchase 77,500 shares of our Common Stock, having a weighted average exercise price of $22.94 per share, of which 62,500 shares were vested. The options granted in 2014 were granted at an exercise price of $30.89.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines for our directors to retain an equity stake in the Company to more closely align their interests with those of our stockholders. Each director is required to own the number of shares of our Common Stock with a value equal to three times the annual cash retainer for our directors. Ownership is calculated annually based on the closing sales price of our Common Stock on Nasdaq for the last trading day in the prior year. Each of the directors has until July 2016 or, for future directors, three years from the date of his or her election to our Board, to achieve the targeted equity ownership level. As of December 31, 2014, each of our directors met these guidelines.

LIMITATION OF LIABILITY AND INDEMNIFICATION

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to (i) enter into indemnification agreements with our directors and officers and (ii) purchase directors' and officers' liability insurance, which we currently maintain to cover our directors and executive officers. The form of indemnification agreement with our directors provides that we will indemnify each director against any and all expenses incurred by that director because of his status as one of our directors, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding. Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

  •
  for any breach of a director's duty in respect of unlawful (i) payments of dividends or (ii) stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law and the breach of a director's duty of loyalty to us or our stockholders;

  •
  for any transaction from which the director derives any improper personal benefit; and

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

Our restated certificate of incorporation also provides that if Delaware law is amended, after the approval by our stockholders of our restated certificate of incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

RISK MANAGEMENT CONSIDERATIONS

Each year, our Compensation Committee reviews our compensation practices and policies for all employees, including our NEOs, and assesses whether they have the potential to incentivize employees without taking risks that are reasonably likely to have a material adverse effect on our Company. Since our annual performance-based bonus and equity programs are designed to align our employees' compensation with our long-term business objectives and performance, and therefore enhance stockholder value, our Compensation Committee believes that our compensation practices and policies discourage behavior that leads to excessive risk. Therefore, our Compensation Committee does not believe these practices and policies will have a material adverse effect on our Company. Set forth below are the key risk-balancing elements of our compensation practices and policies:

Financial Performance Measures	The ranges set for financial performance measures are designed to reward success without encouraging excessive risk taking.

Equity Vesting Periods	Time-based and performance-based restricted shares typically vest over three years, while stock options typically vest over four years. The vesting of the equity awards is designed to reward tenure with us.

Equity Retention Guidelines	NEOs are required to acquire within five years of becoming an executive officer, and hold while they are officers, shares (vested and unvested) having a value of at least three times their base salary, or five times in the case of our CEO.

No Hedging	NEOs are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning our securities.

Financial Restatement and Related Policies	As part of our Ethics and Business Conduct Policy, we will investigate all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior is found to have occurred, will take appropriate action up to and including termination. If an investigation uncovers that such individual commits fraud or other improper acts which causes our financials to be restated or otherwise affected, we would take immediate and appropriate disciplinary action with respect to such individual up to and including termination, We would also take whatever legal remedies are available to prosecute such individual to the fullest extent of the law and seek to recover any amounts he or she inappropriately received as a result of such actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received such amount had such act not be taken.

Compensation of Executive Officers

Compensation Discussion and Analysis

This section discusses our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the following named executive officers ("NEOs"):

Named Executive Officer	Title
Stephen G. Waldis	Chairman of the Board of Directors and Chief Executive Officer

Karen L. Rosenberger	EVP, Chief Financial Officer and Treasurer(1)

Robert E. Garcia	President and Chief Operating Officer

Christopher Halbard	EVP, International(2)

Daniel Rizer	EVP, Business Development and Product Management

Lawrence R. Irving	Former EVP, Chief Financial Officer and Treasurer(3)

(1) Ms. Rosenberger was elected EVP, Chief Financial Officer and Treasurer effective April 1, 2014.

(2) Mr. Halbard was hired as our EVP, International in February 2014.

(3) Mr. Irving resigned as EVP, Chief Financial and Treasurer effective April 1, 2014 and remained employed by the Company through December 31, 2014.

Executive Summary

Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. We believe that the programs foster a performance-oriented culture that aligns our executives' interests with those of our stockholders over the long term. We believe that the compensation of our NEOs is both appropriate for and responsive to the goal of improving stockholder value. Specifically, in 2014, the majority of each NEOs' compensation was at-risk or variable compensation.

The following provides an overview of the key financial and strategic highlights for the year.

2014 Business Highlights

Key Financial Metric	Fiscal 2014 Achievements
Non-GAAP Revenue*	$458.6 million, compared to $352.5 million in 2013, an increase of 30%

Non-GAAP Gross Profit*	$280.2 million, representing a non-GAAP gross margin of 61%

Non-GAAP Operating Income*	$118.1 million, compared to $81.5 million in 2013, an increase of 45%

Diluted Non-GAAP EPS*	$1.79, compared to $1.33 in 2013, an increase of 35%

Strategic Business Milestones

•

Acquired VoxMobili SA, Clarity, Inc. and DigiData Corporation to expand our product offerings and global presence

•

Strengthened our management team by hiring Christopher Halbard, former executive at British Telecom Global Services as EVP, International

•

Enhanced our financial flexibility by issuing $230 million of convertible notes

* These financial measures are non-GAAP measures and should not be reviewed in isolation or as substitutes for our financial results as reported in accordance with GAAP. Please see Appendix A for an explanation of and reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

2014 Compensation Program Highlights

We design our executive compensation program to attract, retain and motivate high-quality executives and drive the creation of long-term stockholder value by providing a significant portion of compensation through programs tied to performance goals. We have adopted the following approach to achieve these objectives:

Pay for Performance	Provide a strong relationship of pay for performance through:

•

Performance-based cash bonus tied primarily to achievement of corporate short-term financial goals and individual performance.

•

Equity awards that deliver value based on our stock performance and, in the case of performance-based stock awards, the achievement of pre-determined, objective financial and business goals.

Emphasis on Variable Compensation

•

Total compensation is heavily weighted toward variable compensation (i.e., annual bonus and long-term equity incentives).

•

We use the annual performance-based cash bonuses to focus our NEOs on key short-term financial goals.

•

We use stock options, time-based and performance-based restricted shares to incentivize our NEOs to focus on sustainable, long-term stockholder value creation. The value realized by our NEOs depends substantially on our long-term performance, achievement of our strategic goals and the value of our Common Stock, which we believe aligns our NEOs' interests with the long-term interests of our stockholders.

Fixed Compensation Component

•

Provide base salary based on our Compensation Committee's general understanding of current competitive compensation practices, corporate achievement, the NEO's role and responsibilities, length of tenure, internal pay equity and individual performance.

The following highlights some of the key components of our pay for performance policies and practices:

At-Risk Compensation	A majority of the compensation of the CEO and other NEOs is "at-risk" and tied to Company performance over the short- and/or long-term

Incentive Award Metrics	Establish and approve stretching objective incentive award metrics tied to key company performance indicators

Equity Vesting	Vest equity awards over three or four years to promote retention

Stock Ownership Guidelines	Maintain stock ownership guidelines to support the alignment of interests between executives and stockholders

No Hedging	Prohibition of hedging exposure of, or interest in, our stock

Our Compensation Committee oversees our compensation program covering all our employees, with an enhanced focus on the compensation of our NEOs. It also oversees the administration of our cash and equity-based incentive plans. Mr. Waldis, in his role as CEO, assesses the performance of our NEOs (other than himself), consults with other members of management and makes recommendations to our Compensation Committee regarding the amount and the form of the compensation of the NEOs and other key employees, including the performance goals, weighting of goals, and equity compensation awards of NEOs. Mr. Waldis is not present during discussions regarding his compensation.

2014 Executive Compensation Program

In 2013, our Compensation Committee performed a "clean slate" review of our executive compensation practices and policies and, as a result made the following changes to our executive compensation program for 2014:

Compensation Philosophy	Designed and approved a new, updated compensation philosophy for our executives where there is greater emphasis on the pay for performance components of executive compensation

Higher Stock Ownership Guidelines	Enhanced stock ownership guidelines for NEOs and directors to provide for greater alignment of interests with our stockholders

Fixed Weighting of Performance- based Components	Fixed the weighting of each component of the cash bonus and long-term incentives regardless of our non-GAAP revenue or operating income

Strategic Performance Metric	To differentiate between the metrics used for our short-term cash incentive plan and long-term equity incentive plan, added Cloud Revenue as a strategic performance measure to our long-term equity incentive plan.

The above changes were made in response to feedback we received as part of our stockholder outreach program and to further enhance the alignment of our NEOs' interests with those of our stockholders. At our 2014 Annual Meeting, approximately 98% of the shares voted were in favor of the advisory vote on executive compensation. We continuously strive to improve the level of stockholder support for our executive compensation program and expanded our stockholder outreach program by meeting with a greater number of our largest stockholders in 2014. Our Compensation Committee plans to continuously evaluate our executive compensation program each year with the goal of ensuring it is in line with our stockholders' interests. We encourage stockholders to take into account these significant changes to our executive compensation program over the past year in considering the advisory vote presented below.

Revisions for 2015 Executive Compensation Program

In 2015, we will be further revising our executive compensation program based, in part, on suggestions from our stockholders during our meetings as part of our shareholder outreach program, by basing our long-term equity incentive plan on our financial and strategic performance during the three year period from 2015 through 2017, rather than one year as we have done in the past. In addition, in connection with 2015 executive compensation decisions, our Compensation Committee approved the following performance metrics for the performance share component of our NEOs' Long-term Incentive Equity Compensation: (a) three-year average annual revenue growth of our Company from 2015 to 2017, (b) three-year average annual Earnings Before Interest Taxes, Depreciation and Amortization ("EBITDA") as a percentage of revenue for the three year period from 2015 to 2017 and (c) three-year annual revenue growth in our Cloud business from 2015 to 2017. For our NEOs' Annual Cash Incentive Bonus, in addition to an individual component, our Compensation Committee approved the following financial metrics: (a) fixed annual revenue of our Company for 2015 and (b) fixed EBITDA for 2015. Our Compensation Committee believes that these additional enhancements to our executive compensation program will further align our executives' objectives with the long-term interests of our stockholders.

Compensation Consultant

Our Compensation Committee's compensation consultant generally attends regular Compensation Committee meetings and meets with our Compensation Committee without management present. Our Compensation Committee considers various analyses prepared by its compensation consultant when making decisions with respect to compensation matters, along with information it receives from management and its own judgment and experience in an effort to gain a better understanding of the competitive landscape. Since July 2013, our compensation consultant has been Deloitte Consulting LLP.

Peer Group

Our Compensation Committee generally reviews executive compensation survey and proxy data from technology companies that have similar software/services business models or operate in the mobile networking space, are of similar financial size and with whom we compete for our executive talent. Our Compensation Committee identified the following companies that fit some or all of these criteria as our peer group for purposes of 2014 executive compensation decisions:

Aruba Networks, Inc.	Informatica Corporation	Nuance Communications, Inc.
Broadsoft, Inc.	Interactive Intelligence Group, Inc.	Progress Software Corp.
Bottomline Technologies, Inc.	J2 Global Inc.	Smith Micro Software, Inc.
CommVault Systems, Inc.	LogMeIn, Inc.	Sourcefire, Inc.
Concur Technologies, Inc.	MicroStrategy Inc.	Verifone Systems, Inc.
Digital River, Inc.	NeuStar, Inc.

Our peer group was updated in 2014 to reflect that BrightPoint, Inc., Comverse Technologies, Inc., RightNow Technologies, Inc. and Opnet Technologies, Inc. were acquired in 2013. Bottomline Technologies, Inc., LogMeIn, Inc., Broadsoft, Inc., Interactive Intelligence Group, Inc., j2 Global Inc., Progress Software Corp. and Sourcefire, Inc. were added to offset the removal of these four companies. Although several of these companies are larger in market capitalization or have higher revenues than our Company, we believe the peer group utilized for purposes of 2014 executive compensation decisions was representative of companies that we compete with for talent. When making compensation decisions for our NEOs, our Compensation Committee reviews both published survey and peer group compensation data for other software/services companies as part of its decision-making process. As we continue to grow as a company, competitive market practices become an increasingly important factor in our Compensation Committee's decision-making process, although its decisions are not primarily based upon these factors and it does not target specific compensation levels as derived from peer group data. Rather, our Compensation Committee reviews and considers the peer group and other survey data to obtain a general understanding of current competitive compensation practices. Utilization of the peer group and survey data to gain a general understanding of competitive pay practices allows us to accomplish our goal of paying our NEOs what is appropriate to achieve our corporate goals while conserving cash and equity.

Elements of Compensation

Our executive compensation program has the following principal elements: base salary, annual cash incentive bonus, equity awards and severance and change in control protection. The following table sets forth these elements and the objectives of each element:

Base Salary	Objective:
Our Compensation Committee sets base salaries with the intent to attract and retain executives, reward satisfactory performance and provide a minimum, fixed level of cash compensation to compensate him or her for their day-to-day responsibilities.
Key Features:
	•	Minimum, fixed level of cash compensation. Base salaries are initially determined as a result of negotiation between the executive and our management in consultation with, and subject to the approval of, our Compensation Committee.
	•	Our Compensation Committee reviews base salaries annually and has discretion to provide increases based on our Compensation Committee's understanding of current competitive pay practices, promotions, our CEO's recommendation (except his own salary), changes in responsibilities and performance, annual budget for increases, our overall financial and operational results, the general economy, length of tenure and internal pay equity and other factors our Compensation Committee deems appropriate.
Process:
	•	At the end of each calendar year, the CEO recommends salaries for executives other than himself for the following calendar year.
	•	Our Compensation Committee reviews proposed salary changes with input from its compensation consultant.
	•	Our Compensation Committee determines annual salaries for NEOs.
	•	Our Compensation Committee reports determinations to the full Board.

Annual Cash	Objective:
Incentive Bonus	The annual cash incentive bonus is a performance-based compensation program designed to align the interests of our NEOs and stockholders by providing compensation based on the achievement of pre-determined corporate and/or business goals and individual performance.
Key Features:
	•	The target bonus for each NEO is set by our Compensation Committee early in the year based on employment agreement provisions, our Compensation Committee's general understanding of current competitive pay practices, our CEO's recommendation (except his own), internal pay equity and other factors our Compensation Committee deems appropriate.
	•	At least 90% of the target incentive is determined by performance against certain financial objectives established at the start of the year.
	•	If we achieve results that are below certain threshold levels, our NEOs receive no cash incentive bonus, while results that are above certain threshold levels result in larger cash incentive bonuses.
Process:
	•	Our Compensation Committee participates in our Board of Director's review of our annual operating plan at the beginning of the year.
	•	Our CEO recommends bonus targets as a percentage of base salary for each executive other than himself.
	•	Our management recommends financial and other performance measures, weightings and ranges.
	•	Our Compensation Committee reviews proposed bonus targets, performance measures and ranges with input from its compensation consultant and determines bonus targets, performance measures and ranges that it believes establish appropriate stretch goals.
	•	After the end of the fiscal year, our management presents financial results to our Compensation Committee.
	•	Our CEO recommends the individual component award for our NEOs other than himself.
	•	Our Compensation Committee reviews the results and determines whether to make any adjustments, and determines other performance factor multipliers and establishes the bonus award.
	•	Our Compensation Committee reports determinations to the full Board.

Equity Awards	Objectives:
Our Compensation Committee structures equity awards to retain NEOs, motivate them to achieve our financial, strategic and operational goals, and align their interests with those of our stockholders. Equity awards include stock options and time-based and performance-based restricted shares.
Key Features:
	•	Our Compensation Committee grants stock options, time-based and performance-based restricted shares to NEOs with the grant date value based on our Compensation Committee's general understanding of current competitive pay practices, our CEO's recommendation (except his own), internal pay equity, evaluation of the executive's performance, and other factors our Compensation Committee deems appropriate.

	•	Long-term incentive awards are allocated as follows, based on grant date award value (with vesting terms that generally extend up to four years):
o One-third stock options
o One-third time-based restricted shares
o One-third performance-based restricted shares
Our Compensation Committee believes this mix provides NEOs with a balanced retention and performance opportunity, and serves to closely align their long-term objectives with those of our stockholders.
	•	Each performance-based restricted share award has a target number of shares to be issued following completion of a fiscal year based on the achievement of certain Company performance criteria. Performance-based restricted shares are issued following the completion of our fiscal year.
Process:
	•	In the first fiscal quarter, our CEO recommends grant date fair value of awards for executives other than himself.
	•	Our Compensation Committee reviews proposed award with input from its compensation consultant.
	•	Our Compensation Committee determines the number of stock options and restricted shares based on the price of our Common Stock.
	•	Our Compensation Committee reports determinations to the full Board.

Severance and	Objectives:
Change in Control Benefits	Severance and change in control benefits are included in each NEO's employment agreement in order to promote stability and continuity of our senior management team in the event of a potential change in control and/or any involuntary termination. Our Compensation Committee believes these provisions help to appropriately align the NEO's interests with those of our stockholders in such scenarios.
Key Features:
	•	Events triggering payment require a termination of the NEO's employment by us "without cause" or by the executive for "good reason". Executives are entitled to enhanced benefits if the foregoing occurs following a change in control.
	•	Our Compensation Committee has determined it appropriate to have these termination-related benefits in place to preserve productivity and encourage retention in the face of potentially disruptive circumstances that might cause an executive to be concerned that his or her employment is in jeopardy or that might involve an actual or rumored change in control of our Company.
	•	Each NEO will only be eligible to receive severance payments if he or she signs a general release of claims following an eligible termination.
	•	Each NEO's outstanding options and restricted shares will vest and become exercisable in full if his or her employment is involuntarily terminated within twelve (12) months following a change in control.

Chief Executive Officer Compensation

As our Chairman and CEO, Mr. Waldis' responsibilities are much greater than those of the other NEOs, as he is informed and involved in a detailed manner with each department's progress toward our shared Company goals. As such, his total base salary and his total compensation opportunity are greater than our other NEOs. In addition, his equity holding requirements under our Executive Stock Ownership Guidelines are five times his base salary as opposed to one and one-half times for Mr. Rizer and three times for the other NEOs. In our industry, the CEO must be deeply aware of a company's strengths and obstacles, and have sharp strategic vision for our future while maintaining our ability to adapt to changing circumstances and prospects quickly and thoughtfully. The successful progress of our research and development programs and success of our customer engagements bring value to our financial performance and our stockholders, and we believe Mr. Waldis' direction in the decisions and actions that drive this progress and merit the compensation that he receives.

Pay Mix

In keeping with our results-driven culture, our Compensation Committee expects our NEOs to deliver superior performance in a sustained fashion and believes that a substantial portion of their overall compensation should be at-risk and tied to our short-term and long-term performance. As shown below, 78% of our CEO's targeted compensation and 60% of the average targeted compensation of our other NEOs is tied to long-term, equity-based incentives.*

* Excluding Mr. Halbard who joined our Company in February 2014 and special one-time grants to Messrs. Rizer and Garcia and Ms. Rosenberger.

Target and Realized Pay

As discussed above, our Compensation Committee believes that a program weighted towards variable, performance-based compensation supports the alignment of our NEOs' interests with those of our stockholders. Furthermore, because the equity awards are also subject to time-based vesting, the compensation an NEO realizes in connection with equity awards is spread over a number of years, which our Compensation Committee believes assists in motivating our NEO to drive business growth over the long term. While the amounts shown in the Summary Compensation Table reflect the grant-date value of equity awards received by a NEO (in accordance with FASB ASC Topic No. 718), they do not reflect the impact of the performance of our Common Stock on compensation actually realized by our NEOs. The compensation actually realized by the NEO varies based on actual performance.

The chart below shows the difference between aggregate Target Annual Compensation and Realized Annual Compensation for our CEO for 2012, 2013 and 2014. As illustrated, actual realized pay for 2012 and 2013 is below the grant date value of compensation disclosed in the Summary Compensation table in accordance with FASB ASC Topic No. 718. Realized pay is higher in 2014, reflecting the Company's strong performance against its objective short- and long-term incentive financial performance metrics and strong stock price performance during the year.

(1)
"Target Compensation" represents the sum of base salary, target annual cash bonus, the grant-date value of stock options, time-vested restricted shares, and the target number of performance-based restricted shares as disclosed in the Summary Compensation Table, using the stock price on the date of grant.

(2)
"Realized Compensation" represents the sum of base salary, actual annual cash bonus paid, the intrinsic value of stock option grants as of December 31, 2014, value of time-vested restricted shares as of December 31, 2014 and actual number of performance-based restricted shares issued, valued as of December 31, 2014.

2014 Compensation Decisions

Base Salary

Base salaries for our NEOs are reviewed and adjusted annually. Base salary may also be adjusted during the year upon promotion or based on internal equity or external market conditions. Our Compensation Committee makes these decisions after reviewing the recommendation of our CEO (except as it concerns his own salary) and our Executive Vice President of Human Resources, and consultation with our compensation consultant when needed. Based on this review, in early 2014, our Compensation Committee provided cost of living salary increases of 3% (representing the expected median base salary increase) to each of our NEOs employed by us as of February 1, 2014. In addition, Ms. Rosenberger received an additional increase of approximately 23% upon her promotion in April 2014 to Executive Vice President, Chief Financial Officer and Treasurer.

In February 2014, Mr. Halbard entered into an employment agreement to serve as our Executive Vice President, International pursuant to which we agreed to pay Mr. Halbard a base salary of £285,000(1) annually, subject to adjustment pursuant to our compensation policies in effect from time to time. Mr. Halbard's compensation was negotiated by our management subject to the approval of our Compensation Committee. Our Compensation Committee determined that this was an acceptable base salary for Mr. Halbard based, among other things, on the advice of our compensation consultant, the base salary of our other executive officers, his expected senior role with us and its general understanding of competitive pay practices.

The table below sets forth our NEOs' 2014 base salary compared to their respective 2013 base salary:

Name	2013 Base Salary	2014 Base Salary
Stephen G. Waldis	$557,230	$573,947

Karen L. Rosenberger	$236,900	$300,000

Robert E. Garcia	$412,000	$424,360

Christopher Halbard	N/A	$442,716

Daniel Rizer	$309,000	$318,270

Lawrence Irving	$386,250	$397,838

2014 Annual Cash Incentive Bonus Compensation

Our Annual Cash Incentive Bonus Compensation Program promotes our pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company, business and individual performance goals.

(1) Mr. Halbard is based in the United Kingdom and his base salary is denominated in GBP, representing an equivalent of $442,716 based on the December 31, 2014 exchange rate of $1.55339 per GBP.

Target Percentage

Our Compensation Committee sets each NEO's individual target cash incentive percentage based on its general understanding of competitive pay practices, our CEO's recommendation (except his own) and other factors it deems appropriate. Based on its review of these factors, in February 2014 our Compensation Committee kept the target cash percentage of each of our NEOs at the same percentage as in 2013, except for Mr. Rizer, whose target cash percentage was increased to 60% based on his increased role and Ms. Rosenberger, whose target cash percentage was increased to 60% upon her promotion to Executive Vice President, Chief Financial Officer and Treasurer. For 2014, Mr. Halbard's target bonus was set at 140% of his base salary. Our Compensation Committee determined that this was an appropriate target bonus for Mr. Halbard based, among other things, on the target bonus incentive percentage of our other executive officers, his expected senior role at our Company and its general understanding of competitive pay practices. As such, each of our NEO's 2014 target incentive bonus percentages were as follows:

Name	Target Incentive Bonus Percentage
Stephen G. Waldis	110% of base salary

Karen L. Rosenberger	60% of base salary

Robert Garcia	80% of base salary

Christopher Halbard	140% of base salary

Daniel Rizer	60% of base salary

Lawrence R. Irving	70% of base salary

Each of Messrs. Waldis, Irving, Garcia, Rizer and Halbard and Ms. Rosenberger may earn in excess of his or her annual target bonus in the event that corporate and individual objectives set by our Compensation Committee are exceeded. Under our 2014 incentive compensation plan, the maximum amount each of Messrs. Waldis, Irving, Garcia, Rizer and Halbard and Ms. Rosenberger could have received was 175% of the product of their respective base salary and his or her target incentive bonus percentage if both their corporate and business, as applicable, goals are met and exceeded and, if applicable, their individual performance met or exceeded expectations.

Weighting of Components

Each of our NEOs has both (i) a corporate component and (ii) either (a) a discretionary individual performance component or (b) an objective business component in determining his or her annual cash incentive bonus compensation as follows:

Name	Corporate Component Target Rate*	Individual Component Target Rate*	Business Component Target Rate*
Stephen G. Waldis	100%	10%	—

Karen L. Rosenberger	50%	10%	—

Robert E. Garcia	70%	10%	—

Christopher Halbard	35%	—	105%

Daniel Rizer	50%	10%	—

Lawrence R. Irving	60%	10%	—

*
Percentage of Base Salary

2014 Corporate Component

Our Compensation Committee established targeted (i) non-GAAP revenue and (ii) non-GAAP operating income as the corporate components of our NEO's 2014 annual cash incentive bonus compensation under our 2014 internal annual operating plan. Each of the components was weighted at 50%. We utilize these non-GAAP financial measures internally in analyzing its financial results and evaluating our ongoing operational performance because they exclude certain non-cash adjustments required under GAAP. These metrics were selected because based on feedback during our shareholder outreach meetings, these were two key performance metrics shareholders use in evaluating our Company. Our 2014 internal annual operating plan was developed by management and presented by Mr. Waldis, as Chairman and CEO, and Mr. Irving, as CFO at the time, to our Board for its review and approval. The target performance levels under the annual cash incentive our NEOs are expected to achieve are aligned with our annual internal operating plan to motivate performance goals in a manner we believe will increase our stockholder value. Our 2014 internal annual operating plan when it was set, placed expectations greater than what was expected to be shared in our public guidance, and our Compensation Committee had similar expectations when it established the 2014 corporate component that the objectives would be targets that pushed management and our Company to a higher threshold than market expectations. In calculating non-GAAP revenue and non-GAAP operating income we add back the fair value stock-based compensation expense, deferred revenue, acquisition-related costs, restructuring charges, changes in the contingent consideration obligation, deferred compensation expense related to earn-outs and amortization of intangibles associated with acquisitions. Each of the components was separately assigned a "threshold" level which sets the minimum achievement necessary to be satisfied to receive a portion of the applicable bonus amounts and a "maximum" level whereby if achieved or exceeded the NEO's would receive 175% of the target portion attributed to such component.

The corporate component of the 2014 cash incentive compensation plan is set forth below:

Corporate Component	Weighting	Threshold 25% payout	Target 100% payout	Maximum 175% payout
Non-GAAP Revenue*	50%	$390,000,000	$421,500,000	$444,000,000

Non-GAAP Operating Income*	50%	$88,842,000	$102,958,000	$111,000,000

In 2014, our non-GAAP revenue was $458,613,000 and our non-GAAP operating income was $118,057,000, which represented 26% and 36% growth, respectively, from 2013. Each of these financial metrics were above the maximum payout level. As a result, our NEOs received the maximum amounts for the corporate component of their respective cash incentive compensation (other than Mr. Halbard whose corporate component was pro-rated based on the time he was employed by us).

Corporate Component	Weighting	Achievement	Plan Payout
Non-GAAP Revenue*	50%	$458,613,000	175%

Non-GAAP Operating Income*	50%	$118,057,000	175%

* These financial measures are non-GAAP measures and should not be reviewed in isolation or as substitutes for our financial results as reported in accordance with GAAP. Please see Appendix A for an explanation of and reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

2014 Individual Component

In 2014, Messrs. Waldis, Garcia, Rizer and Irving's and Ms. Rosenberger's individual component of his or her annual cash incentive compensation was based upon our Compensation Committee's subjective assessment of his or her individual performance. Based on their assessment and Mr. Waldis' recommendations (other than his own), our Compensation Committee awarded the following as the individual component of their annual cash incentive compensation: Mr. Waldis and Mr. Garcia 100% and 90%, respectively, due to our Company's strong performance compared to 2013 which led to a 35% increase in our stock price, Ms. Rosenberger 75% due to her strong performance after being promoted to Chief Financial Officer in maintaining our margins; and Mr. Rizer 90% due to his strong performance leading our acquisitions of VoxMobili, DigiData and Clarity and his promotion to Executive Vice President of Product Management. Mr. Irving did not receive an individual component.

2014 Business Component

The business component of Mr. Halbard's 2014 annual cash bonus was tied to certain financial and strategic objectives of specific International accounts. Specifically, 75% of his target cash incentive bonus was based upon those accounts. Mr. Halbard achieved approximately 66% of his objectives and therefore received $306,026 or 66% of his eligible cash incentive bonus for the business component of his target cash incentive compensation. As such, our NEOs were awarded the following amounts under the 2014 cash incentive bonus:

Executive	Target Bonus for Corporate Component	Percentage of Corporate Component Target Awarded	Actual Corporate Component Awarded	Target Bonus for Individual Component	Individual Component Percentage of Base Salary	Actual Individual Component Awarded	Total Bonus Awarded
Stephen G. Waldis	$516,552	175%	$903,966	$57,395	100%	$57,395	$961,361

Karen L. Rosenberger	$135,000	175%	$236,250	$30,000	75%	$22,500	$258,750

Robert E. Garcia	$267,347	175%	$467,857	$42,436	90%	$38,192	$506,049

Daniel Rizer	$143,222	175%	$250,638	$31,827	90%	$28,644	$279,282

Lawrence R. Irving	$214,833	175%	$375,957	$39,784	0%	-0-	$375,957

Executive	Target Bonus for Corporate Component	Percentage of Corporate Component Target Awarded	Actual Corporate Component Awarded	Target Bonus for Business Component	Percentage of Business Target Awarded	Actual Business Component Awarded	Total Bonus Awarded
Chris Halbard	$139,456	175%	$244,048	$464,855	66%	$306,026	$550,074

2014 Long-Term Equity Incentive Compensation Plan

Our Compensation Committee awards time-based restricted shares, stock options and performance-based restricted shares to our NEOs as the long-term equity incentive component of their compensation, targeting an annual mix of one-third for each of these equity awards (based on grant date fair value). The number of stock options, target number of performance-based restricted shares and time-based restricted shares to be granted to our NEOs is based on our Compensation Committee's general understanding of competitive pay practices, our CEO's recommendation (except his own) and other factors it deemed appropriate.

Time-based Restricted Stock and Stock Options

In February 2014, our Compensation Committee awarded time-based restricted stock, determined the targets for the 2014 performance-based restricted share awards and granted options to purchase shares of our Common Stock to our NEOs whom we employed on such date. The grants were intended to provide incentives for our NEOs to achieve our 2014 goals. The restricted shares vest one-third on each of the first, second and third anniversary of their grant date and the stock options vest one-fourth on the first anniversary of their grant date and monthly thereafter over the next thirty-six months. The time-based vesting helps tie our NEO's variable realizable compensation to our performance and further align their interests with those of our stockholders. See Description of Awards Granted in 2014, below. The number of shares of time-based restricted stock awarded and number of shares subject to the options granted were as follows:

Name	Number of Time-Based Shares of Restricted Stock	Number of Shares Subject to Options
Stephen G. Waldis	40,493	87,413

Karen L. Rosenberger	2,464	5,360

Robert Garcia	27,000	55,000

Daniel Rizer	6,000	15,000

Lawrence R. Irving	14,132	30,506

Performance-based Restricted Shares

The actual number of performance-based restricted shares of Common Stock that could be issued pursuant to the 2014 performance-based restricted share awards was based upon our performance against the same non-GAAP revenue and non-GAAP operating income applicable to the 2014 annual cash incentive compensation plan discussed under "2014 Annual Cash Incentive Bonus Compensation" plus a third component based on cloud revenue. These metrics were selected because based on feedback during our shareholder outreach meetings, revenue and operating income were two key performance metrics shareholders use in evaluating our Company. In addition, based on feedback from these meetings, growth in our cloud business is of particular interest to our shareholders and therefore our Compensation Committee added it as a separate component in our determination of performance-based restricted shares to be granted to our NEOs. The weighting of the various components was 35% for each of non-GAAP revenue and non-GAAP operating income and 30% for cloud revenue. Each of the components was separately assigned a "threshold" level which sets the minimum achievement necessary to be satisfied to receive a portion of the applicable bonus amounts and a "maximum" level whereby if achieved or exceeded the NEOs would receive 125% of the target portion attributed to such component. The 2014 long-term equity incentive compensation plan is set forth below:

Corporate Component	Threshold 25% payout	Target 100% payout	Maximum 125% payout	Weighting
Non-GAAP Revenue*	$390,000,000	$421,500,000	$444,000,000	35%

Non-GAAP Operating Income*	$ 88,842,000	$102,958,000	$111,000,000	35%

Cloud Revenue	$145,000,000	$160,000,000	$175,000,000	30%

In 2014, our non-GAAP revenue was $458,613,000, our non-GAAP operating income was $118,057,000 and our cloud revenue was $211,743,000. Each of the foregoing was above our maximum for each component, even though the maximum represented year-over-year growth of approximately 26% in revenue, 36% in operating income and 50% in cloud revenue. As a result of this strong performance, our NEOs received the maximum number of performance-based restricted shares.

Corporate Component	Achievement	Plan Payout	Weighting
Non-GAAP Revenue*	$458,613,000	175%	35%

Non-GAAP Operating Income*	$118,057,000	175%	35%

Cloud Revenue	$211,743,000	175%	30%

*
These financial measures are non-GAAP measures and should not be reviewed in isolation or as substitutes for our financial results as reported in accordance with GAAP. Please see Appendix A for an explanation of and reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

The actual number of performance-based restricted shares awarded is set forth below:

Name	Threshold	Target	Maximum	Performance Shares Awarded
Stephen G. Waldis	30,370	40,493	50,616	50,616

Karen L. Rosenberger	1,871	2,495	3,119	3,119

Robert E. Garcia	20,250	27,000	33,750	33,750

Daniel Rizer	4,500	6,000	7,500	7,500

Lawrence R. Irving	10,599	14,132	17,665	17,665

The actual number of shares issued was determined in January 2015 at which time the shares were actually issued to the NEO. One-third of the performance-based restricted shares vested upon issuance and one-third vest on each of February 13, 2016 and February 13, 2017.

Other Grants

In connection with his joining our Company in February 2014, our Compensation Committee (i) granted Mr. Halbard an option to purchase 60,000 shares of our Common Stock at an exercise price equal to $32.26, the closing price per share of our Common Stock on the Nasdaq Global Market on the grant date, with 25% of the shares subject to the option becoming exercisable after 12 months of continuous service and the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service thereafter, (ii) awarded Mr. Halbard 50,000 restricted shares of our Common Stock, with 25% of the shares vesting after 12 months of continuous service and the balance vesting in equal installments each quarter over the next three years of continuous service thereafter and (iii) awarded Mr. Halbard a target of 30,000 performance shares of our Common Stock, with the actual number of shares to be issued to Mr. Halbard in February 2017, based on certain objectives for our International business for the period 2014 through 2016, and all of which shares shall vest immediately upon issuance. Our Compensation Committee based the amount of Mr. Halbard's equity grant on, among other things, the size of the initial equity grants of our other executive officers, his expected senior role at our Company and its general understanding of competitive pay practices.

Upon Ms. Rosenberger's promotion to Executive Vice President, Chief Financial Officer and Treasurer effective April 1, 2014, our Compensation Committee (i) granted Ms. Rosenberger an option to purchase 7,640 shares of our Common Stock at an exercise price equal to $35.19, the closing price per share of our Common Stock on the Nasdaq Global Market on April 1, 2014, with 25% of the shares subject to the option becoming exercisable after 12 months of continuous service and the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service thereafter and (ii) awarded Ms. Rosenberger 22,536 restricted shares of our Common Stock, with 25% of the shares vesting after 12 months of continuous service and the balance vesting in equal installments each quarter over the next three years of continuous service thereafter.

On November 17, 2014, our Equity Committee awarded Messrs. Garcia and Rizer (i) 10,000 and 5,000 restricted shares of our Common Stock, respectively, which vested immediately upon issuance and (ii) a target of 5,000 and 2,000 performance-based shares of our Common Stock, respectively, based on certain performance objectives for 2015 based on their respective increased roles, with the actual number of shares to be issued to Messrs. Garcia and Rizer, respectively, at the end of 2015, and all of which shares shall vest immediately upon issuance. Mr. Rizer received these grants upon his promotion to Executive Vice President of Product Management and Mr. Garcia received these grants due to his increased responsibilities for our Company's global operations.

Employment Agreements, Other Benefits and Perquisites

Effective January 1, 2015, we entered into three-year employment agreements with each of our NEOs, other than Mr. Halbard, that expire on December 31, 2017. These agreements replaced the existing employment agreements each NEO had executed which expired December 31, 2014. Upon joining our Company, Mr. Halbard entered into a three-year employment agreement which expires on February 19, 2017. Each employment agreement includes a severance arrangement that provides enhanced benefits in the case of involuntary termination following a change in control which is designed to promote stability and continuity of our senior management. For a description of the terms of the employment agreements, please see "Employment Agreements" on page 38. Our NEOs are eligible to participate in all of our employee benefit plans (other than our employee stock purchase plan), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. We lease an automobile (and pay applicable insurance and gas) for Messrs. Waldis and Irving and Ms. Rosenberger and provide a car allowance to Messrs. Garcia and Halbard, each to be used primarily for business purposes. There were no other special benefits or perquisites provided to any NEO in 2014.

In connection with his resignation, we entered into a transition agreement (the "Transition Agreement") with Mr. Irving effective April 1, 2014 pursuant to which he agreed to continue to provide services to us through December 31, 2014 (the "Transition Period"). The Transition Agreement amended certain provisions of his Employment Agreement and provided that during the Transition Period Mr. Irving remained an employee (including receiving his base salary and benefits and his severance benefits under his Employment Agreement). The Transition Agreement also provided that if Mr. Irving remained employed by us through the end of the Transition Period, his outstanding equity grants would continue to vest through February 15, 2015.

Financial Restatement and Related Policies

We maintain a comprehensive Ethics and Business Conduct Policy. As part of this policy, we investigate all reported instances of questionable or unethical behavior, and where improper behavior is found to have occurred, we take appropriate action up to and including termination. In the event that an investigation uncovers that one of our employees, officers or directors commits fraud or other improper act which causes our financials for any period to be restated or otherwise affects such financials, we would take immediate and appropriate disciplinary action against the individual including but not limited to termination. In addition, we would take whatever legal remedies are available to prosecute the individual to the fullest extent of the law and recover any amounts he or she inappropriately received as a result of the fraudulent action, including but not limited to any annual or long-term incentives that he or she received but would not have received had such act not be taken.

Executive Officer Stock Ownership Guidelines

We have instituted stock ownership guidelines for our executive officers with the purpose of ensuring they maintain a meaningful equity stake in our Company to further align our executive officers' interests with those of our stockholders. Each executive officer who is subject to Section 16 of the Securities Exchange Act or directly reports to our CEO (including all our NEOs) is required to own, as of the later of January 1, 2019 or five years from the date such individual begins reporting to our CEO or becomes a Section 16 officer, a number of vested shares of our Common Stock having a value equal to (a) five times the base salary for our CEO; (b) three times the base salary for our President and Chief Operating Officer, Chief Financial Officer, and President of any division (i.e., International) and (c) one and one-half times the base salary for other executive officers. In the event an executive officer is not compliant at the end of such five year period, our Compensation Committee may reduce future equity grants to such executive officer until he or she is compliant. Based on share holdings on April 1, 2015, each of our NEOs exceeded the minimum holding requirements on that date.

Tax Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a $1,000,000 limit on the amount of compensation that we may deduct in any one year with respect to our CEO and our three other most highly paid NEOs (other than our CFO). To maintain flexibility in compensating NEOs in a manner designed to promote varying corporate goals, our Compensation Committee may, in its judgment, authorize compensation payments that are not deductible when it believes that such payments are appropriate, including attracting and retaining highly-qualified executive officers.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:

William J. Cadogan, Chairman
Charles E. Hoffman
Thomas J. Hopkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," "principal financial officer" and our three other highest paid executive officers (our "NEOs") for 2014:

Name and Principal Position(a)	Year	Salary ($)(b)		Bonus ($)(2)(c)	Stock Awards ($)(3)(d)		Option Awards ($)(4)(e)		Non-Equity Incentive Plan Compensation (5)(f)	All Other Compensation ($)(g)		Total ($)(h)
Stephen G. Waldis	2014	573,947		57,395	2,879,044	(6)	1,429,622		903,966	33,051	(11)	5,877,025
Chairman of the	2013	557,230		40,692	3,211,040		1,246,512		139,308	37,061		5,231,843
Board and CEO	2012	541,000		40,575	801,360		—*		211,948	34,080		1,628,963
Karen L. Rosenberger	2014	286,002		22,500	969,045	(7)	223,224		236,250	14,905	(12)	1,751,926
EVP, Chief Financial	2013	236,900		4,027	169,693		65,262		36,246	7,650		519,778
Officer and Treasurer	2012	230,000		5,730	219,985		—*		51,568	7,500		514,663
Robert Garcia	2014	424,360		38,192	2,395,400		899,514		467,857	17,000	(13)	4,242,323
President and	2013	412,000		28,900	1,680,753	(8)	652,624		72,100	7,650		2,854,028
Chief Operating Officer	2012	400,000		30,000	890,490		512,219		113,178	16,700		1,962,587
Chris Halbard	2014	382,552	(1)	—	1,613,000		978,834		550,074	53,789	(14)	3,578,249
EVP, International
Daniel Rizer	2014	318,270		28,644	664,450	(9)	245,322		250,638	7,800	(15)	1,515,124
EVP, Marketing and	2013	309,000		6,000	409,008		158,261		54,000	7,650		943,920
Product Management	2012	300,000		7,473	114,480		—*		67,263	7,500		496,716
Lawrence R. Irving	2014	397,838		-0-	1,062,994	(10)	550,290	(10)	375,957	25,424	(16)	2,412,503
Former EVP, Chief	2013	386,250		27,062	1,038,074		402,995		57,938	20,673		1,932,992
Financial Officer and Treasurer	2012	375,000		28,125	419,760		—*		81,619	24,371		928,875
*
As described in the Compensation Discussion and Analysis, we use annual stock option grants as a feature of our executive compensation program. The disclosure in the Summary Compensation Tables of this proxy statement may, however, suggest that certain of our NEOs did not receive an option award in 2012 because in 2012 our Compensation Committee adopted a go-forward schedule of making executive compensation decisions in the first quarter of the year so that our finalized financial results for the entire year could be taken into effect.

(1)
Mr. Halbard's employment with us commenced on February 19, 2014. The amount reported represents the pro rata portion of his salary from commencement of his employment through December 31, 2014.

(2)
The amounts set forth in this column represent the subjective individual component portion of our annual cash incentive bonus awards paid to the NEOs based on our Compensation Committee's approval. See "Compensation Discussion and Analysis" above for further discussion of the subjective individual component.

(3)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of the actual number of performance share awards granted to our NEOs and the time-based restricted stock awarded to our NEOs. See "Compensation Discussion and Analysis" above for further discussion of these stock awards. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in estimating the fair value of our stock awards. Our executive officers will not realize the estimated value of these awards until these awards are sold.

(4)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of option awards granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our NEOs will not realize the estimated value of these awards until these awards are exercised or sold.

(5)
The amounts under this column include amounts paid based on the objective corporate and business components of the Company's annual incentive bonus compensation plan described under "Compensation Discussion and Analysis."

(6)
Although the actual number of performance-based shares was used in the Summary Compensation Table, the grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $1,567,071.

(7)
Although the actual number of performance-based shares was used in the Summary Compensation Table, the grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $546,908.

(8)
Although the actual number of performance-based shares was used in the Summary Compensation Table, the grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $1,044,900.

(9)
Although the actual number of performance-based shares was used in the Summary Compensation Table, the grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $232,200.

(10)
Although the actual number of performance-based shares was used in the Summary Compensation Table, the grant date fair market value of the performance-based restricted share award assuming the highest level of performance conditions was achieved was $96,564. In connection with Mr. Irving's resignation and his agreement to continue with the Company through the Transition Period, the Company agreed that his equity grants would continue to vest until February 15, 2015. The amount reported includes $109,579, which represents the incremental fair value of these modified options determined in accordance with FASB ASC Topic 718.

(11)
Reflects amounts paid to Mr. Waldis for 401(k) matching contribution, including $25,251 for leasing an automobile, including insurance premiums, for Mr. Waldis in 2014.

(12)
Reflects amounts paid to Ms. Rosenberger for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(13)
Reflects amounts paid to Mr. Garcia for a car allowance (including insurance), and 401(k) matching contribution.

(14)
Mr. Halbard joined the Company on February 19, 2014. Reflects amounts paid to Mr. Halbard for a car allowance (including insurance) and a pension contribution of 10% of his base salary or $38,255, which we believe is consistent with current market practices in the United Kingdom.

(15)
Reflects amounts paid to Mr. Rizer for 401(k) matching contribution.

(16)
Reflects amounts paid to Mr. Irving for leasing an automobile, including insurance premiums, and 401(k) matching contributions and accrued vacation and COBRA benefits paid to Mr. Irving upon his resignation

Grants of Plan Based Awards

The following table sets forth each plan-based award granted to our NEOs during the year ended December 31, 2014. The FASB ASC Topic No. 718 value of these awards is also reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table above:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Performance Stock Awards: Number of Shares of Stock or Units(2)				Number of Shares of Stock or Units (#)(i)				Exercise or Base Price of Option Awards ($/Sh)(k)
											Awards Securities Underlying Options (#)(j)			Value of Stock and Option Awards ($)(3)(l)
Name(a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum ($)(#)(h)
Stephen G.		71,026	568,208	994,364
Waldis	2/13/2014										87,413	(4)	32.40	1,429,622
	2/13/2014								40,493	(5)				1,311,973
	2/13/2014				30,370	40,493	50,616	(6)						1,567,071
Karen L.		20,250	162,000	283,500
Rosenberger	2/20/2014										5,360	(7)	32.24	87,262
	4/1/2014										7,640	(8)	35.19	135,961
	2/20/2014								2,464	(9)				79,439
	4/1/2014								22,536	(10)				793,042
	2/20/2014				1,871	2,495	3,119	(6)						96,564
Robert E.		38,174	305,539	534,694
Garcia	2/13/2014										55,000	(4)	32.40	899,514
	2/13/2014								27,000	(5)				874,800
	11/17/2014								10,000	(11)				475,700
	2/13/2014				20,250	27,000	33,750	(6)						1,044,900
Chris		0	619,806	1,084,661
Halbard	2/19/2014										60,000	(12)	32.26	978,834
	2/19/2014								50,000	(13)				1,613,000
Daniel Rizer		21,483	171,866	300,766
	2/13/2014										15,000	(4)	32.40	245,322
	2/13/2014								6,000	(5)				194,400
	11/17/2014								5,000	(11)				237,850
	2/13/2014				4,500	6,000	7,500	(6)						232,200
Lawrence R.		31,330	250,637	438,615
Irving	2/13/2014										30,506	(4)	32.40	498,920
	2/13/2014								14,132	(5)				457,877
	2/13/2014				10,599	14,132	17,665	(6)						546,908
	12/31/2014								20,084	(14)				58,209
	12/31/2014										4,509	(14)	41.86	51,370
(1)
Each of our NEOs was granted a non-equity incentive plan award pursuant to our 2014 annual incentive bonus compensation plan. The amounts shown in the "Threshold" column reflect the cash payment level under our 2014 annual incentive bonus plan if we achieved the threshold payout level for the lowest weighted corporate (and, with respect to Mr. Halbard, corporate or business) objectives previously approved by our Compensation Committee. The amounts shown in the "Target" column reflect the target payment level under our 2014 annual incentive bonus plan if we achieved all of the corporate (or, for Mr. Halbard, all of the corporate and business) objectives previously approved by our Compensation Committee. The amounts shown in the "Maximum" column reflect the maximum payouts under our 2014 annual incentive bonus compensation plan with respect to the corporate (and, with respect to Mr. Halbard, corporate and business) objectives previously approved by our Compensation Committee. The corporate and business components of our 2014 annual incentive bonus compensation plan are discussed in greater detail in "Compensation Discussion and Analysis." The actual amounts paid to each NEO are shown in the Summary Compensation Table above. The table does not include the individual discretionary component portion of the NEO's aggregate targeted annual cash incentive bonus amount.

(2)
Each of our NEOs who was employed by us on February 1, 2014 was awarded a 2014 performance-based restricted share award as described in greater detail in "Compensation Discussion and Analysis." The 2014 performance-based restricted share awards triggered the issuance of a certain number of restricted shares of Common Stock based on the achievement of our 2014 financial performance. The amounts shown in the

  "threshold" column reflect the minimum number of restricted shares of Common Stock issuable under the 2014 performance-based restricted share awards if certain minimum financial goals were achieved. The amounts shown in the "target" column reflect the number of restricted shares of Common Stock issuable under the 2014 performance-based restricted share awards if all of the 2014 financial goals were achieved at on-target levels. The amounts shown in the "maximum" column reflect the maximum number of restricted shares of Common Stock issuable under the 2014 performance-based restricted share if all of the 2014 financial goals were surpassed.

(3)
The amount in this column reflects the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of stock awards and options granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in estimating the fair value of our stock and option awards.

(4)
Each stock option became exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after February 13, 2014, and an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter.

(5)
One-third of the restricted shares issued to him or her vests on each of February 13, 2015, 2016 and 2017, provided he remains continuously employed by us through each such date.

(6)
With respect to the 2014 performance-based restricted shares, the actual number of shares were determined in January 2015 at which time the shares were actually issued. One-third of the shares vested upon issuance, and one-third of such shares shall vest on each of February 13, 2016 and 2017 provided he or she remains continuously employed by us through each such date.

(7)
Each stock option became exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after February 20, 2014, and an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter.

(8)
Each stock option became exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 1, 2014, and an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter.

(9)
One-third of the restricted shares vest on each of February 20, 2015, 2016 and 2017, provided she remains continuously employed by us through each such date.

(10)
One-fourth of the restricted shares vest on April 1, 2015, and an additional 1/16 of the restricted shares upon completion of each three-months of continuous service thereafter.

(11)
Restricted shares vested upon issuance.

(12)
Each stock option became exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after February 19, 2014, and an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter.

(13)
One-fourth of the restricted shares vest on February 19, 2015, and an additional 1/16 of the restricted shares upon completion of each three-months of continuous service thereafter.

(14)
In connection with his resignation, our Company agreed to allow Mr. Irving to continue to vest 20,084 restricted shares and 4,509 shares subject to options until February 15, 2015 in consideration of his agreement to continue with the Company until December 31, 2014 to assist with the transition. The amount reported represents the incremental fair value of this modified option determined in accordance with FASB ASC Topic 718.

Description of Awards Granted in 2014

•	Stephen G. Waldis:
On February 13, 2014, we granted Mr. Waldis (i) an option to purchase 87,413 shares of our Common Stock, (ii) 40,493 restricted shares of our Common Stock, and (iii) a performance-based restricted stock award pursuant to which Mr. Waldis was entitled to receive up to 50,616 restricted shares of our Common Stock based on the Company's 2014 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. On January 28, 2015, 50,616 restricted shares of our Common Stock were issued to Mr. Waldis under the 2014 performance-based restricted stock award.

•	Karen L. Rosenberger:
On February 13, 2014, we granted Ms. Rosenberger (i) an option to purchase 5,360 shares of our Common Stock, (ii) 2,464 restricted shares of our Common Stock and (iii) a performance-based restricted stock award pursuant to which Ms. Rosenberger was entitled to receive up to 3,119 restricted shares of our Common Stock based on the Company's 2014 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. On January 28, 2015, 3,119 restricted shares of our Common Stock were issued to Ms. Rosenberger under the 2014 performance-based restricted stock award. On April 1, 2014, in connection with her promotion to Executive Vice President, Chief Financial Officer and Treasurer we granted Ms. Rosenberger (i) an option to purchase 7,640 shares of our Common Stock and (ii) 22,536 restricted shares of our Common Stock.

•	Robert Garcia:
On February 13, 2014, we granted Mr. Garcia (i) an option to purchase 55,000 shares of our Common Stock, (ii) 27,000 restricted shares of our Common Stock and (iii) a performance-based restricted stock award pursuant to which Mr. Garcia was entitled to receive up to 33,750 restricted shares of our Common Stock based on the Company's 2014 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. On January 28, 2015, 33,750 restricted shares of our Common Stock were issued to Mr. Garcia under the 2014 performance-based restricted stock award. On November 17, 2014, as a special one-time grant, we granted Mr. Garcia (i) 10,000 restricted shares of our Common Stock and (ii) a performance-based restricted stock award pursuant to which Mr. Garcia was entitled to receive up to 5,000 restricted shares of our Common Stock based on certain individual objectives for 2015. In accordance with FASB ASC Topic No. 718, the grant date fair value of the performance-based restricted stock awards will be determined at the time the performance goals are established and therefore were not included in the "Grants of Plan Based Awards" table.

•	Christopher Halbard:
On February 19, 2014, in connection with his joining the Company, we granted Mr. Halbard (i) an option to purchase 60,000 shares of our Common Stock, (ii) 50,000 restricted shares of our Common Stock and (ii) a performance-based restricted stock award pursuant to which Mr. Halbard was entitled to up to 30,000 restricted shares of our Common Stock based on certain agreed upon objectives based on our International business during 2014 to 2016. In accordance with FASB ASC Topic No. 718, the grant date fair value of the performance-based restricted stock awards will be determined at the time the performance goals are established and therefore were not included in the "Grants of Plan Based Awards" table.

•	Daniel Rizer:
On February 13, 2014, we granted Mr. Rizer (i) an option to purchase 15,000 shares of our Common Stock, (ii) 6,000 restricted shares of our Common Stock and (iii) a performance-based restricted stock award pursuant to which Mr. Rizer was entitled to receive up to 7,500 restricted shares of our Common Stock based on the Company's 2014 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. On January 28, 2015, 7,500 restricted shares of our Common Stock were issued to Mr. Rizer under the 2014 performance-based restricted stock award. On November 17, 2014, as a special one-time grant, we granted Mr. Rizer (i) 5,000 restricted shares of our Common Stock and (ii) a performance-based restricted stock award pursuant to which Mr. Rizer was entitled to receive up to 2,000 restricted shares of our Common Stock based on certain individual objectives for 2015. In accordance with FASB ASC Topic No. 718, the grant date fair value of the performance-based restricted stock awards will be determined at the time the performance goals are established and therefore were not included in the "Grants of Plan Based Awards" table.

•	Lawrence R. Irving:
On February 13, 2014, we granted Mr. Irving (i) an option to purchase 30,506 shares of our Common Stock, (ii) 14,132 restricted shares of our Common Stock and (iii) a performance-based restricted stock award pursuant to which Mr. Irving was entitled to receive up to 17,665 restricted shares of our Common Stock based on the Company's 2014 performance metrics discussed in the Compensation Discussion and Analysis section of this proxy. On January 28, 2015, 17,665 restricted shares of our Common Stock were issued to Mr. Irving under the 2014 performance-based restricted stock award.

With respect to each of Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger, (a) each stock option granted on February 13, 2014 becomes exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after February 13, 2014, and an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter and (b) one-third of the restricted shares issued to him or her vests on each of February 13, 2015, 2016 and 2017, provided he or she remains continuously employed by us through each such date. With respect to the 2014 performance-based restricted shares, one-third of the shares vested upon issuance of the 2014 performance-based restricted shares, and one-third of such shares shall vest on each of February 13, 2016 and 2017 provided he or she remains continuously employed by us through each such date.

With respect to grants to each of Messrs. Garcia and Rizer on November 17, 2014, (a) the restricted shares vested upon issuance and (b) the performance-based restricted shares, if any, will vest upon issuance in January 2016.

With respect to Mr. Halbard, (a) each stock option becomes exercisable with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service with us after February 19, 2014, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter, (b) the first 25% of the restricted shares granted to him shall vest upon completion of 12 months of continuous service with us after the grant date, and an additional 1/16th of the shares vest upon completion of each three-months thereafter and (c) with respect to the performance-based restricted shares, any shares that are issued will vest upon issuance in February 2018.

With respect to Mr. Irving, pursuant to the Transition Agreement entered into with him in April 2014, based on Mr. Irving's completion of service through December 31, 2014, (a) each stock option granted on February 13, 2014 became exercisable with respect to the first 25% of the shares subject to the option on February 13, 2015 and the remaining portion of the option terminated and (b) one-third of the restricted shares issued to him vested on February 13, 2015 and the remainder of the shares will not vest. With respect to the 2014 performance-based restricted shares, one-third of the shares vested upon issuance of the 2014 performance-based restricted shares and the reminder of the shares will not vest.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our NEOs as of December 31, 2014:

Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(22)
Stephen G. Waldis	80,000(2)	-0-	9.93	12/19/2015

	146,300(3)	-0-	14.00	12/1/2016

	84,000(4)	-0-	27.55	12/7/2017

	120,000(5)	40,000	30.50	12/6/2018

	35,017(6)	41,383	31.02	2/14/2020

	-0-	87,413(7)	32.40	2/13/2021

					20,373(12)	852,814

					14,132(13)	591,565

					10,038(14)	420,191

					40,493(15)	1,695,037

							50,616(19)	2,118,786

Karen L. Rosenberger	188(4)	-0-	27.55	12/7/2017

	990(5)	2,375	30.50	12/6/2018

	416(6)	2,167	31.02	2/14/2020

	-0-	5,360(7)	32.24	2/20/2021

	-0-	7,640(8)	35.19	4/1/2021

					1,066(12)	44.623

					740(13)	30,976

					538(14)	22,521

					2,464(15)	103,143

					1,094(16)	45,795

					22,536(17)	943,357

							3,119(19)	130,561

Robert Garcia	6,000(4)	-0-	27.55	12/7/2017

	45,000(5)	15,000	30.50	12/6/2018

	18,333(6)	21,667	31.02	2/14/2020

	-0-	55,000(7)	32.40	2/13/2021

	21,875	8,125(9)	30.11	1/3/2019

					10,666(12)	446,479

					7,399(13)	309,722

					5,252(14)	219,849

					27,000(15)	1,130,220

					4,687(16)	196,198

							33,750(19)	1,412,775

							5,000(20)	209,300

Christopher Halbard	-0-	60,000(11)	32.26	2/19/2021

					50,000(18)	2,093,000

							45,000(21)	1,883,700

Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock ThatHave Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(22)
Daniel Rizer	1,579(3)	-0-	14.00	12/1/2016

	1,275(4)	-0-	27.55	12/7/2017

	2,100(5)	2,500	30.50	12/6/2018

	4,446(6)	5,254	31.02	2/14/2020

	-0-	15,000(7)	32.40	2/13/2021

	2,000(10)	-0-	6.04	11/21/2018

					2,586(12)	108,250

					1,794(13)	75,097

					1,284(14)	53,748

					6,000(15)	251,160

							7,500(19)	313,950

							2000(20)	83,720

Lawrence R. Irving	2,208(5)	-0-	30.50	12/6/2018

	1,544(6)	-0-	31.02	2/14/2020

	7,627(7)	-0-	32.40	2/13/2021

							17,665(19)	739,457

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock at the end of fiscal year 2014. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. On December 31, 2014, the closing price of our Common Stock was $41.86 per share. Each of the options and restricted shares automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason as discussed in more detail below under "Employment Agreements."

(2)
Mr. Waldis received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 19, 2008. Starting with December 2, 2009, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option became exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service was completed. As a result, the option is fully exercisable.

(3)
Messrs. Waldis and Rizer received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 1, 2009. Starting with December 1, 2010, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option is fully exercisable.

(4)
Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 7, 2010. Starting with December 7, 2011, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option is fully exercisable.

(5)
Messrs. Waldis, Garcia, Rizer and Irving and Ms. Rosenberger received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 6, 2011. Starting with December 6, 2012, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on December 6, 2015.

(6)
Messrs. Waldis, Garcia, Rizer and Irving and Ms. Rosenberger received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on February 14, 2013. Starting with February 14, 2014, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on February 14, 2017.

(7)
Messrs. Waldis, Garcia, Rizer and Irving and Ms. Rosenberger received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on February 13, 2014. Starting with February 13, 2015, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on February 13, 2018.

(8)
Ms. Rosenberger received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on April 1, 2014. Starting with April 1, 2015, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on April 1, 2018.

(9)
Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on January 3, 2012. Starting with January 3, 2013, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on January 3, 2016.

(10)
Mr. Rizer received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on November 21, 2008. Starting with November 21, 2008, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option is fully exercisable.

(11)
Mr. Halbard received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on February 19, 2014. Starting with February 19, 2015, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable on February 19, 2018.

(12)
Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on February 14, 2013. One-third of the shares have vested and one-third of the shares shall vest on each of February 14, 2015 and 2016 provided he or she is continuously employed by us.

(13)
Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger received a special one-time grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on February 14, 2013. One-half of the shares have vested and one-half of the shares shall vest on February 14, 2015 provided he or she is continuously employed by us.

(14)
Messrs. Waldis, Garcia and Rizer and Ms. Rosenberger received an award of 2013 performance-based restricted shares of our Common Stock under our 2006 Equity Incentive Plan on February 14, 2013. The restricted shares of our Common Stock underlying these awards were issued based on our 2013 financial performance on January 29, 2014. Under the terms of this grant, one-third of the shares have vested, and one-third of the shares shall vest on each of February 13, 2015 and 2016 provided he or she is continuously employed by us.

(15)
Messrs. Waldis, Irving, Garcia, Rizer and Ms. Rosenberger received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on February 13, 2014. One-third of the shares shall vest on each of February 14, 2015, 2016 and 2017 provided he or she is continuously employed by us.

(16)
Mr. Garcia and Ms. Rosenberger received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on January 3, 2012. Starting with January 3, 2013, 25% of the shares vested. Thereafter, 1/16th of the shares vest when each additional three-month of continuous service is completed. As a result, the shares will full vest on January 3, 2016.

(17)
Ms. Rosenberger received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on April 1, 2014. Starting with April 1, 2015, 25% of the shares vested. Thereafter, 1/16th of the shares vest when each additional three-month of continuous service is completed. As a result, the shares will full vest on April 1, 2018.

(18)
Mr. Halbard received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on February 19, 2014. Starting with February 19, 2015, 25% of the shares vested. Thereafter, 1/16th of the shares vest when each additional three-month of continuous service is completed. As a result, the shares will full vest on February 19, 2017.

(19)
Each NEO employed by us as of February 1, 2014 was awarded a 2014 performance-based restricted share award as described in greater detail in "Compensation Discussion and Analysis." The amounts shown reflect the maximum award if all of the goals were achieved. The actual number of shares was determined in January 2015 at which time the shares were actually issued. One-third of the performance-based restricted shares vested upon issuance and one-third vest on each of February 13, 2016 and February 13, 2017. The actual number of restricted shares of our Common Stock issued in January 2015 based on our performance in 2014 was:

Name	Number of Shares

Waldis	50,616

Rosenberger	3,119

Garcia	33,750

Rizer	7,500

Irving	17,665

(20)
Messrs. Rizer and Garcia were each awarded a performance-based restricted share award as described under "Description of Awards Granted in 2014". The amounts shown reflect the maximum award if all of the goals were achieved. The actual number of shares will be determined in January 2016 at which time the shares will be issued and all of the shares will immediately vest. In accordance with FASB ASC Topic No. 718, the grant date fair value of the performance-based restricted stock awards will be determined at the time the performance goals are established.

(21)
Mr. Halbard was awarded a performance-based restricted share award as described under "Description of Awards Granted in 2014". The amount shown reflect the maximum award if all of the goals were achieved. The actual number of shares will be determined in January 2017 at which time the shares will be issued and all of the shares will immediately vest. In accordance with FASB ASC Topic No. 718, the grant date fair value of the performance-based restricted stock awards will be determined at the time the performance goals are established.

(22)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock at the end of fiscal year 2014. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. On December 31, 2014, the closing price of our Common Stock was $41.86 per share.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each NEO during the year ended December 31, 2014 and the shares of restricted stock acquired by each named executive officer that vested during the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(e)(1)
Stephen G. Waldis	188,571	3,998,729	41,074	$1,415,115
Karen Rosenberger	17,084	$170,046	4,092	$150,623
Robert Garcia	94,841	$1,424,938	35,536	$1,365,409
Christopher Halbard	—	—	—	—
Daniel Rizer	32,996	$541,891	10,407	$425,472
Lawrence R. Irving	135,015	$749,398	35,716	$566,034

(1)
For option awards, value realized is based on the fair market value of our Common Stock on exercise date minus the exercise price. For stock awards, value realized is based on the fair market value of our Common Stock on the vesting date. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the NEO. Our NEOs will not realize the estimated value of these awards until the underlying shares are sold.

Employment Agreements

Effective January 1, 2015, we entered into three-year employment agreements with each of our NEOs, other than Messrs. Halbard and Irving, which expire on December 31, 2017. Upon joining our Company, Mr. Halbard entered into a three-year employment agreement which expires on February 19, 2017. Each employment agreement includes a severance benefit designed to promote stability and continuity of our senior management. Our Compensation Committee believes these agreements enhance our ability to retain the services of our NEOs, including in the event of a threatened or actual change in control, appropriately balancing our interests, and interests of our stockholders. We believe these benefits are comparable with similar arrangements adopted by our peer group companies. In addition, our Compensation Committee believes that the events triggering payment, are fair hurdles for providing this protection.

Each of our NEOs would receive severance under his or her respective employment agreement if he or she is subject to an involuntary termination, contingent on the NEO's signing and not revoking a general release of all claims against us. The severance program is provided as a temporary source of income in the event of an NEO's involuntary termination of employment.

If prior to, or more than 24 months following, the occurrence of our change in control, any of our NEOs' employment is subject to an involuntary termination, he or she shall receive a lump-sum severance payment equal to one and one-half times his or her base salary, plus his or her average bonus received in the immediately preceding two years (two times such base salary and average bonus with respect to Mr. Waldis). If such involuntary termination occurs within 24 months following our change in control, the NEO shall receive a lump sum severance payment equal to two times his or her base salary in effect at the time (2.99 times such base salary with respect to Mr. Waldis), plus two times his or her average bonus received in the immediately preceding two years. In addition, his or her outstanding options and restricted shares will vest and become exercisable in full. If an NEO dies or terminates due to permanent disability, the NEO or his or her estate will receive an amount equal to his or her target cash incentive bonus for the fiscal year in which such termination occurs, prorated based on the number of days of employment completed during that fiscal year.

In addition, if the NEO or his or her personal representative elects to continue health insurance coverage under COBRA for him or her and his or her dependents following the termination of his or her employment due to permanent disability or such NEO is subject to an involuntary termination, then we will pay the monthly premium under COBRA until the earliest of the (a) end of the 24-month period following the termination of his or her employment, (b) expiration of his or her continuation coverage under COBRA or (c) date he or she becomes eligible for substantially equivalent health insurance coverage in connection with new employment.

"Involuntary termination" means a (i) discharge without cause (other than due to death or permanent disability) or (ii) resignation following a change in (a) position that materially reduces his or her level of authority or responsibility, (b) his or her compensation, perquisites or benefits, or a relocation of his or her workplace by more than 50 miles.

A "change in control" includes: (i) a merger after which our stockholders own 50% or less of the surviving corporation or its parent company; (ii) a sale of 80% or more of the total gross fair market value of our assets; (iii) a proxy contest that results in the replacement of more than one-half of our directors over a 24 month period; or (iv) an acquisition of 30% or more of our outstanding stock by any person or group, other than a person related to us, such as a holding company owned by our stockholders. Our Compensation Committee has the authority to provide for accelerated vesting of shares of our Common Stock subject to outstanding options held by our NEOs and any other person in connection with a Change in Control. None of the NEO employment agreements provide for any tax gross-up provisions, including with respect to a Change in Control.

Termination of Lawrence Irving

In connection with Mr. Irving's resignation, in April 2014 we entered into a transition agreement with him pursuant to which he continued to provide services to us through December 31, 2014. During this time, Mr. Irving remained an employee, continued to receive his base salary and benefits, and remained eligible for severance benefits. This agreement provides that if Mr. Irving remained employed by us through December 31, 2014, the vesting of his outstanding equity grants would continue until February 15, 2015, contingent on Mr. Irving executing a general release of all claims in favor of us.

Estimated Payments and Benefits

The table below reflects the potential payments and benefits to which the named executive officers would be entitled pursuant to their respective employment agreements. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than the employment agreements. The amounts shown in the table below assume that each termination was effective as of December 31, 2014.

Name	Benefit	Voluntary Resignation/ Termination for Cause($)	Termination Without Cause Prior to Change in Control($)	Termination Due to Death or Disability($)		Termination Without Cause or Resignation Following a Trigger Event After a Change in Control($)
Stephen G. Waldis	Severance(1)	-0-	2,289,255	631,342		2,857,463
	Option Acceleration(2)	-0-	-0-	-0-		1,729,919
	Restricted Stock Acceleration(3)	-0-	-0-	-0-		5,678,393
	Accrued Vacation(4)	11,037	11,037	11,037		11,037
	Benefit Continuation(5)	-0-	25,362	25,362	(6)	25,362

	Total Value	$11,037	$2,325,655	$667,741		$10,302,174

Karen Rosenberger	Severance(1)	-0-	599,512	180,000		899,023
	Option Acceleration(2)	-0-	-0-	-0-		152,992
	Restricted Stock Acceleration(3)	-0-	-0-	-0-		1,320,976
	Accrued Vacation(4)	5,769	5,769	5,769		5,769
	Benefit Continuation(5)	-0-	22,360	22,360	(6)	22,360

	Total Value	$5,769	$627,641	$208,129		$2,401,121

Robert Garcia	Severance(1)	-0-	940,065	339,488		1,455,769
	Option Acceleration(2)	-0-	-0-	-0-		1,021,039
	Restricted Stock Acceleration(3)	-0-	-0-	-0-		3,715,242
	Accrued Vacation(4)	8,161	8,161	8,161		8,161
	Benefit Continuation(5)	-0-	25,362	25,362	(6)	25,362

	Total Value	$8,161	$973,588	$373,011		$6,225,574

Chris Halbard	Severance(1)	-0-	793,858	306,042		1,315,178
	Option Acceleration(2)	-0-	-0-	-0-		576,000
	Restricted Stock Acceleration(3)	-0-	-0-	-0-		2,093,000
	Accrued Vacation(4)	7,357	7,357	7,357		7,357
	Benefit Continuation(5)	-0-	131,014	131,014	(6)	131,014

	Total Value	$7,357	$932,229	$444,413		$4,122,549

Daniel Rizer	Severance(1)	-0-	647,046	159,135		975,822
	Option Acceleration(2)	-0-	-0-	-0-		227,253
	Restricted Stock Acceleration(3)	-0-	-0-	-0-		802,206
	Accrued Vacation(4)	6,121	6,121	6,121		6,121
	Benefit Continuation(5)	-0-	13,993	13,993	(6)	13,993

	Total Value	$6,121	$667,160	$179,249		$2,025,395

(1)
For purposes of valuing cash severance payments in the table above, we used each executive officer's base salary and target bonus as of December 31, 2014.

(2)
The value of option acceleration shown in the table above was calculated based on the assumption that the executive officer's employment termination and the change in control (if applicable) occurred on December 31, 2014. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the closing price of our Common Stock on December 31, 2014, and the exercise price of the option.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the executive officer's employment and the change in control (if applicable) occurred on December 31, 2014. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of our Common Stock on December 31, 2014.

(4)
Based on each executive officer's base salary in effect at the end of 2014 and the number of accrued but unused vacation days at the end of 2014.

(5)
Amounts reflect two times the current cost to us of the individual's health and welfare benefits per year, as set forth in each individual executive officer's employment agreement.

(6)
Only payable in the event of a disability.

The following table describes the actual payments and benefits provided to Mr. Irving upon his resignation from employment with us effective on December 31, 2014.

Lawrence R. Irving	Severance($)	-0-
	Option Acceleration(1)($)	51,370
	Restricted Stock Acceleration(2)($)	58,209
	Accrued Vacation(3)($)	7,651
	Benefit Continuation($)	7,281

	Total Value($)	$124,511

(1)
The value of the vesting acceleration was calculated by multiplying the number of accelerated shares subject to each option by the difference between the closing price of our Common Stock on December 31, 2014, and the exercise price of the option.

(2)
The value of the vesting acceleration was calculated by multiplying the number of accelerated shares subject to each restricted stock grant by the closing price of our Common Stock on December 31, 2014.

(3)
Based on Mr. Irving's base salary in effect as of his termination date and the number of accrued but unused vacation days as of such date.

Report of the Audit Committee(1)

The Audit Committee of the Board consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of Donnie M. Moore and Thomas Hopkins is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Audit Committee is responsible for selecting and engaging the Company's independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee's function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

The Company's management is responsible for preparing the Company's financial statements and the Company's financial reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "10-K").

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, entitled "Communications with Audit Committees." Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Donnie M. Moore, Chairman
William J. Cadogan
Thomas J. Hopkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 1, 2015 with respect to the beneficial ownership of our Common Stock by persons known to us to own beneficially more than 5% of our Common Stock, each of our directors, our NEOs, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

As of March 16, 2015, 43,159,996 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

Name of Beneficial Owner (*)	Beneficially Owned (1)		Percent (2)

Stephen G. Waldis	1,168,150	(3)	2.7%

James M. McCormick	3,139,427	(4)	7.3%

William J. Cadogan	368,768	(5)	**

Charlie E. Hoffman	99,926	(6)	**

Thomas J. Hopkins	117,217	(7)	**

Donnie M. Moore	90,010	(8)	**

Karen Rosenberger	44,792	(9)	**

Robert E. Garcia	211,207	(10)	**

Christopher Halbard	72,487	(11)	**

Daniel Rizer	29,332	(12)	**

Lawrence R. Irving	538		**

All executive officers and directors as a group (15 persons)	5,620,495	(13)	12.7%

FMR LLC, 82 Devonshire Street, Boston, MA 02109	5,715,157	(14)	13.3%

Blackrock, Inc., 40 East 52nd Street, New York, NY 10022	2,297,883	(15)	5.3%

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,052,960	(16)	7.1%

*
Unless otherwise indicated, the address of each beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807.

**
Less than 1% of the shares of Common Stock outstanding as of March 16, 2015.

(1)
Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 16, 2015.

(2)
Any shares not outstanding which are subject to options exercisable within 60 days of March 16, 2015 are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any person holding such shares but are not deemed outstanding for the purpose of computing the percentage of shares owned by any other person.

(3)
Includes 101,845 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 498,259 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 187,400 shares subject to options not exercisable within 60 days of March 16, 2015.

(4)
Excludes 46,100 shares held in two separate trusts for the benefit of certain of his family members, as to which he has no voting or investment power and disclaims beneficial ownership. Includes 870,000 shares held by Vertek Corporation, of which Mr. McCormick is the Chief Executive Officers and sole stockholder. Mr. McCormick exercises sole voting and dispositive power with respect to such shares. Includes 6,670 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 75,000 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 15,000 shares subject to options not exercisable within 60 days of March 16, 2015.

(5)
Includes 6,670 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 50,000 shares held by Barbara Cadogan, Mr. Cadogan's wife. Includes 85,000 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 15,000 shares subject to options not exercisable within 60 days of March 16, 2015.

(6)
Includes 6,670 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 75,000 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 15,000 shares subject to options not exercisable within 60 days of March 16, 2015.

(7)
Includes 6,670 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 85,000 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 15,000 shares subject to options not exercisable within 60 days of March 16, 2015.

(8)
Includes 6,670 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 70,000 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 15,000 shares subject to options not exercisable within 60 days of March 16, 2015.

(9)
Includes 28,425 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 4,106 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 29,219 shares subject to options not exercisable within 60 days of March 16, 2015.

(10)
Includes 68,249 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 115,209 shares subject to options exercisable within 60 days of April 11 2014. Excludes 115,304 shares subject to options not exercisable within 60 days of March 16, 2015.

(11)
Includes 42,487 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 17,500 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 56,082 shares subject to options not exercisable within 60 days of March 16, 2015.

(12)
Includes 14,771 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 14,561 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 26,461 shares subject to options not exercisable within 60 days of March 16, 2015.

(13)
Includes 373,091 shares of restricted common stock subject to the Company's lapsing right of repurchase. Includes 1,162,994 shares subject to options exercisable within 60 days of March 16, 2015. Excludes 617,805 shares subject to options not exercisable within 60 days of March 16, 2015.

(14)
Information on the holdings of FMR LLC includes the holdings of Fidelity Management & Research Company ("Fidelity Management"), and is taken from its Schedule 13G filed on February 13, 2015. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management, have sole power to dispose of the shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(15)
Information on the holdings of BlackRock, Inc. includes the holdings of BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management, LLC, BlackRock Advisors (UK) Limited, BlackRock Investment Management (UK) Limited and BlackRock International Limited, and is taken from its Schedule 13G filed on January 26, 2015.

(16)
Information on the holdings of The Vanguard Group, and is taken from its Schedule 13G filed on February 11, 2015. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 44,690 shares of our Common Stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,100 shares of our Common Stock as a result of its serving as investment manager of Australian investment offerings.

Certain Related Party Transactions

Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee composed of members of our Board. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the SEC, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy that related person transactions shall be consummated or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our Company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally.

During 2014, we engaged Meeker Sharkey as our insurance broker for our officers and directors, commercial liability and health benefits insurance. Thomas Sharkey, Jr., a principal of Meeker Sharkey, is the brother in law of James M. McCormick, a member of our Board. During 2014, we paid Meeker Sharkey $447,773. In addition to any value received by Mr. Sharkey, Jr. by virtue of his minority ownership interest in Meeker Sharkey, he received a commission from Meeker Sharkey in connection with our insurance policies. Our Audit Committee approved our engagement of Meeker Sharkey as our insurance broker as a related party transaction. Other than this engagement, there were no other transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described where required under "Executive Compensation" and "Director Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that, during the fiscal year ended December 31, 2014, our directors, NEOs, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements except that, due to an administrative error, Robert Garcia filed one late report on Form 4 related to one transaction, his November 17, 2014 restricted stock grant and sale to cover his tax obligations. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, NEOs, and certain of our greater than 10% stockholders.

Other Matters

Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals which are timely and comply with the provisions of our amended and restated bylaws (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors divided into three classes with staggered three-year terms. Each director who is nominated for election to our Board of Directors this year, his age as of April 1, 2015, his position and office held with us and certain biographical information are set forth below. Each director to be elected will hold office until the 2018 Annual Meeting of Stockholders and until his successor is elected, or until his death, resignation or removal. Each nominee listed below is currently a director of our Company who was previously elected by the stockholders. It is our policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees receiving the most "For" voting (among votes properly cast in person or by proxy) will be elected. An instruction to "Withhold" authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of a candidate for director. Because the election of a director is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each nominee for election has agreed to serve if elected. We have no reason to believe that either nominee will be unable to serve.

DIRECTOR QUALIFICATIONS

The following paragraphs provide information as of the date of this proxy statement about each member of our Board of Directors, including the nominees. The information presented includes information each director has provided about his age, positions he currently holds, his business experience for at least the past five years, other publicly-held companies, if any, of which he currently serves as a director or has served as a director during the past five years, and involvement in certain legal or administrative proceedings, if applicable. In addition to the information presented below regarding each director's experience and qualifications that lead our Board of Directors to the conclusion that he should serve as a director of our Company in light of our business and structure, we also believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to our Company and our Board of Directors.

DIRECTOR NOMINEES

The Board of Directors recommends that stockholders vote "FOR" each of the nominees:

Director Since: 2005 Age: 66 Synchronoss Committees: • Audit • Compensation • Business Development • Nominating/Corporate Governance

William J. Cadogan

William J. Cadogan served as a Senior Managing Director with Vesbridge Partners, LLC, formerly St. Paul Venture Capital, a venture capital firm from 2001 until 2006. Mr. Cadogan served as Chief Executive Officer and Chairman of the board of directors of Mahi Networks, Inc., a leading supplier of multi-service optical transport and switching solutions, from November 2004 until its merger with Meriton Networks in October 2005. Prior to joining St. Paul Venture Capital in 2001, Mr. Cadogan was Chairman and Chief Executive Officer of ADC, Inc., a leading global supplier of telecommunications infrastructure products and services. Mr. Cadogan received a Bachelor of Arts degree in electrical engineering from Northeastern University and a master in business administration degree from the Wharton School at the University of Pennsylvania. Our Board believes Mr. Cadogan's qualifications to sit on our Board of Directors include his experience as a CEO leading complex global organizations, combined with his operational and corporate governance expertise.

Founder Chairman of the Board Chief Executive Officer Director Since: 2001 Age: 47 Synchronoss Committee: • Business Development

Stephen G. Waldis

Stephen G. Waldis has served as our Chairman, Founder and CEO and a Director since founding Synchronoss in 2000. From 2000 until 2011, Mr. Waldis also served as President. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, privately held professional services company serving the telecommunications industry. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a Bachelor of Arts degree in corporate communications from Seton Hall University. Our Board believes Mr. Waldis' qualifications to sit on our Board of Directors include his extensive experience in the software and services industry, and serving as our Chief Executive Officer and one of our founders.

Continuing Directors — Term Ending in 2016

Director Since: 2006 Age: 66 Synchronoss Committees: • Compensation • Nominating/Corporate Governance Administration

Charles E. Hoffman

Charles E. Hoffman has been the Dean of the College of Business of the University of Missouri-St. Louis since September 2013. From 2001 until he retired in 2008, Mr. Hoffman was President and Chief Executive Officer of Covad Communications Group, Inc. Prior to 2001, Mr. Hoffman was President and Chief Executive Officer of Rogers AT&T. Prior to his time with Rogers, Mr. Hoffman served as President, Northeast Region, for Sprint PCS. Preceding his time with Sprint PCS, Mr. Hoffman spent 16 years at SBC Communications in various senior management positions, including Managing Director-Wireless for SBC International. Mr. Hoffman received a Bachelor of Science degree and a master in business administration degree from the University of Missouri. Our Board believes Mr. Hoffman's qualifications to sit on our Board of Directors include his diversified background of managing and directing both private and public technology-based companies, and as Dean of Business.

Director Since: 2000 Age: 55 Founder
James M. McCormick

James M. McCormick is a founder of Synchronoss, has been a member of our Board of Directors since our inception in 2000 and served as our Treasurer from September 2000 until December 2001. Mr. McCormick is founder and Chief Executive Officer of Vertek Corporation. Prior to founding Vertek in 1988, Mr. McCormick was a member of the Technical Staff at AT&T Bell Laboratories. Mr. McCormick received a Bachelor of Science degree in computer science from the University of Vermont and a master of science degree in computer science from the University of California — Berkeley. Our Board believes Mr. McCormick's qualifications to sit on our Board of Directors include his over 25 years in the consulting, telecommunications and services business, as well as being one of our founders.

Director Since: 2007 Age: 66 Synchronoss Committees: • Audit • Nominating/Corporate Governance

Donnie M. Moore

Donnie M. Moore was Senior Vice President, Finance and Administration and Chief Financial Officer for Cognos Incorporated, a publicly-held company providing business intelligence and performance management solutions, from 1989 until his retirement in 2001. From 1986 to 1989, Mr. Moore was Vice President, Finance and Chief Financial Officer of Cognos. Before joining Cognos, Mr. Moore held various positions at the Burroughs Corporation from 1973 to 1986, including Corporate Director, Plans and Analysis. Mr. Moore holds a Bachelor of Science degree in engineering from the University of Oklahoma and a master in business administration degree from the University of Houston. Our Board believes Mr. Moore's qualifications to sit on our Board of Directors include his extensive experience in the software industry and his financial expertise.

Continuing Directors — Term Ending in 2017

Director Since: 2004 Age: 58 Synchronoss Committees: • Audit • Compensation • Business Development

Thomas J. Hopkins

Thomas J. Hopkins is a Managing Director of Colchester Capital, LLC, an investment firm. Prior to Colchester Capital, Mr. Hopkins was involved in investment banking, principally at Deutsche Bank (and its predecessor Alex, Brown & Sons), Goldman, Sachs & Co. and Bear Stearns. He began his investment banking career at Drexel Burnham Lambert. Prior to investment banking, Mr. Hopkins was a lawyer for several years. Mr. Hopkins received a Bachelor of Arts degree from Dartmouth College, a juris doctorate from Villanova University School of Law and a master in business administration degree from the Wharton School at the University of Pennsylvania. Our Board believes Mr. Hopkins' qualifications to sit on our Board of Directors include his extensive financial expertise and his years of experience providing strategic advisory services to complex organizations.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2015, the Company must receive a "For" vote from the majority of all the outstanding shares that are present in person or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" the proposal and will have no effect on the proposal. Because this is a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are not expected to exist in connection with this matter.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2014 and December 31, 2013 by Ernst & Young LLP, the Company's principal accountant.

	Fiscal Year Ended

	2014		2013

	(In thousands)

Audit Fees(1)	$1,926		$1,357

Audit Related Fees (2)	137		3

Tax Fees	-0	-	-0	-

All Other Fees	-0	-	-0	-

Total Fees	$2,063		$1,360

(1)
For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2014 and 2013. For 2014, the audit fees also include the review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, statutory audits of foreign subsidiaries and other regulatory filings or similar engagements and a review of financial statements of VoxMobili SA, Clarity, Inc. and DigiData, Inc. in connection with the Company's acquisition of these companies and fees related to the convertible debt offering and tax restructuring. For 2013, the audit fees include the review of quarterly financial statements included in the Company's quarterly reports on Form 10-Q, statutory audits of foreign subsidiaries and other regulatory filings or similar engagements and the review of financial statements of Strumsoft, Inc. in connection with the Company's acquisition of this company.

(2)
Includes fees which are for assurance and related services other than those included in Audit Fees.

  All services described above for 2014 were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2

PROPOSAL 3
APPROVAL OF THE SYNCHRONOSS TECHNOLOGIES, INC. 2015 EQUITY INCENTIVE PLAN

Our Board of Directors unanimously recommends that stockholders approve our 2015 Equity Incentive Plan (the "2015 Plan"), including the reservation of 3,200,000 shares of our Common Stock for issuance thereunder, plus up to 1,641,222 shares that may be added to the 2015 Plan as described below and the 2015 Plan's performance goals for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

We use equity compensation to assist us in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to our success, as do most, if not all, of the companies with which we compete for talent. The limited number of skilled and experienced employees in this industry are in demand by a number of employers. We believe that equity compensation is critical in attracting and retaining these key contributors. Since 2013, we have increased our employee population from 1,340 to 1,770 employees, or by almost 35%. We anticipate continued growth through 2015 and in the future. Accordingly, our Board has approved the 2015 Plan to ensure a sufficient number of shares will be available for recruiting and retention purposes. If this Proposal No. 3 is not approved by our stockholders, we do not believe that there are sufficient shares in our 2006 Equity Incentive Plan (the "2006 Plan") to meet expected usage prior to the next annual meeting of stockholders.

Currently we grant equity awards under our 2006 Plan, which was established in connection with our initial public offering as a successor to our 2000 Stock Plan to provide a means whereby eligible individuals may be given an opportunity to acquire shares of our Common Stock and to benefit from increases in value of our Common Stock. If this Proposal No. 3 is approved, we will not make additional awards under the 2006 Plan after the date of our Annual Meeting.

The effect of the adoption of the 2015 Plan would be as follows:

Equity Compensation Plan Information

The following table presents information as of December 31, 2014 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans (excluding 340,911 shares reserved under our Employee Stock Purchase Plan as of December 31, 2014, as no such purchase shares have been granted). The closing price of a share of our Common Stock on December 31, 2014 was $41.86.

Equity Compensation Plan Information Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	3,085,301	(2)	$25.83	(3)	1,926,025
Equity compensation plans not approved by security holders (4)	9,358		$19.32		-0-

(1)
Consists of the 2000 Stock Plan, 2006 Equity Incentive Plan but excludes our Employee Stock Purchase Plan.

(2)
Includes approximately 327,975 shares of our Common Stock subject to performance-based restricted stock awards that vest over the recipient's period of service or achievement of performance goals.

(3)
Calculated without taking into account the approximately 327,975 shares of our Common Stock subject to performance-based restricted stock awards.

(4)
Consists of the 2010 New Hire Equity Incentive Plan adopted in connection with the acquisition of FusionOne, Inc.

The principal terms and provisions of the 2015 Plan, including a description of the performance goals, the class of employees eligible to receive awards and the maximum amount of compensation that can be paid under the 2015 Plan, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2015 Plan. The 2015 Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC's website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2015 Plan. A copy of the 2015 Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at our executive offices in Bridgewater, New Jersey. To the extent there is a conflict between this summary and the 2015 Plan, the terms of the 2015 Plan will govern.

Required Vote

Approval of the 2015 Plan requires a "For" vote from the majority of all of the outstanding shares that are present in person or represented by proxy, and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted "For" or "Against" the proposal and will have no effect on the proposal. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.

Material Terms of 2015 Plan

Securities Subject to 2015 Plan.

The following table provides certain additional information regarding all of our equity plans (excluding our Employee Stock Purchase Plan):

As of March 16, 2015
Total Stock Options Outstanding	2,808,020
Total Unvested Restricted Stock	1,969,887
Total Unvested Performance-based Restricted Share Awards	762,170
Weighted-Average Exercise Price of Stock Options Outstanding	$27.36
Weighted-Average Remaining Duration of Stock Options Outstanding	4.61 years
Total Shares Available for Grant under the 2006 Plan	1,641,222
Total New Shares Proposed to be Available for Grant under the 2015 Plan	3,200,000
Total Common Stock Outstanding	43,159,996

The number of shares of our Common Stock that may be issued pursuant to incentive stock options granted under the 2015 Plan shall not exceed 10,000,000. Stock options and stock appreciation rights ("SARs") granted under the 2015 Plan will reduce the 2015 Plan share reserve by one share for every share granted, and stock awards other than options and SARs granted under the 2015 Plan will reduce the 2015 Plan share reserve by 1.5 shares for every share granted.

To the extent that Options, SARs or stock units are forfeited or expire for any other reason before being exercised or settled in full, the shares of our Common Stock subject to such awards shall again become available for issuance under the 2015 Plan. If shares of our Common Stock issued upon the exercise of Options are reacquired by us pursuant to a forfeiture provision or repurchase right at no greater than their original exercise or purchase price (if any), then such Common Shares shall again become available for issuance under the 2015 Plan. Further, to the extent that an award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the 2015 Plan. Any Common Shares that again become available for issuance under the 2015 Plan shall be added back as (i) one share if such shares were subject to Options or SARs granted under the 2015 Plan and (ii) 1.5 shares if such shares were subject to awards other than an Option or SAR granted under the 2015 Plan.

Notwithstanding the foregoing, the following Common Shares shall not again become available for issuance under the 2015 Plan: (i) Common Shares subject to an award not delivered to a participant because the award is exercised through a reduction of shares (i.e., "net exercised"), (ii) if a SAR is settled in Common Shares, the number of shares subject to the SAR that are not delivered upon such settlement, (iii) Common Shares subject to an Award withheld to satisfy tax withholding obligations related to the Award or applied to pay the exercise price of an Option or SAR; (iv) Common Shares tendered (either through actual delivery or attestation) to pay the exercise price of an Option or SAR; or (v) Common Shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of an option.

  Types of Awards

The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock unit awards and SARs (collectively, "stock awards") and performance cash awards.

  Limitations

No one person participating in the 2015 Plan may be granted during any one fiscal year of the Company options, SARs or restricted stock or stock unit awards covering more than 2,000,000 shares of our Common Stock in the aggregate. However, we may grant to a new employee awards covering a maximum of 3,000,000 shares in the fiscal year in which his or her service as an employee first begins. Further, no one person participating in the 2015 Plan may be paid during any one fiscal year of the Company more than $2,500,000 in cash pursuant to performance cash awards. In addition, no non-employee director may be granted during any one fiscal year of the Company awards covering more than 150,000 shares of our Common Stock in the aggregate.

  Performance-Based Compensation

Stockholder approval of the 2015 Plan and the performance criteria described below will enable us to grant awards that are intended to be "performance-based compensation" for purposes of 162(m) of the Code ("Section 162(m)"). Section 162(m) generally disallows a deduction to public companies for compensation in excess of $1 million paid to the Company's chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m).

Stock options and SARs may qualify as performance-based compensation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or stock appreciation right is granted, (b) the option or SAR is granted by a compensation committee consisting of two or more outside directors and (c) the plan under which the option or SAR is granted is stockholder-approved and contains a limit on the number of options or SARs that may be granted to any one individual under the plan during a specified period of time. Accordingly, the 2015 Plan provides that no one person participating in the 2015 Plan may be granted options or SARs for more than 2,000,000 shares of our Common Stock per fiscal year. However, these limits are increased so that we may grant to a new employee options covering a maximum of 3,000,000 shares and/or SARs covering a maximum of 3,000,000 shares in the fiscal year in which his or her service as an employee first begins.

Additional requirements apply to other stock awards, such as RSUs and restricted stock, and to cash awards. In order for these awards to qualify as performance-based compensation, they must be contingent upon the achievement of performance goals the material terms of which have been approved by the Company's stockholders. In addition, the plan must specify a maximum amount of compensation payable to any individual during a specified period. Accordingly, the 2015 Plan specifies that no individual may be granted more than 2,000,000 RSUs subject to performance-based vesting during any fiscal year of the Company. The 2015 Plan also provides that no one person may be granted more than 2,000,000 restricted shares subject to performance-based vesting during any fiscal year of the Company. However, these limits are increased, so that we may grant to a new employee 3,000,000 RSUs and/or 3,000,000 restricted shares subject to performance-based vesting in the fiscal year of the Company in which his or her service as an employee first begins. In addition, the maximum amount that may be paid to any individual pursuant to performance cash awards for each fiscal year in a performance period shall not exceed $2,500,000.

The performance goals that may apply to RSUs, restricted stock awards and performance cash awards that are intended to comply with Section 162(m) include:

•

Earnings (before or after taxes)

•

Earnings per share

•

Earnings before interest, taxes and depreciation

•

Earnings before interest, taxes, depreciation and amortization and as percentage of revenue

•

Total stockholder return and/or value

•

Return on equity or average stockholders' equity

•

Return on assets, investment or capital employed

•

Operating income and as percentage of revenue

•

Gross margin

•

Operating margin

•

Net operating income

•

Net operating income after tax

•

Operating profits

•

Profit returns and margins

•

Market Share

•

Return on operating revenue

•

Expense or cost reduction

•

Working capital

•

Sales or revenue (in the aggregate or in specific growth areas)

•

Economic value added (or an equivalent metric)

•

Cash flow or cash balance

•

Operating cash flow

•

Cash flow per share

•

Share price

•

Debt reduction

•

Customer satisfaction

•

Stockholders' equity

•

Net profits

•

Contract awards or backlog

•

Revenue excluding total advertising cost

Such performance goals also may be based solely by reference to the Company's performance or the performance of a subsidiary, division, business segment, business unit affiliate of the Company or of an individual, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent consistent with

Section 162(m), the Compensation Committee may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) any extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

We consider it advisable to have a stock plan that enables us to grant awards that are intended to comply with the Section 162(m) requirements; however the 2015 Plan also allows us to grant awards that do not comply with the Section 162(m) requirements.

Assuming approval of this Proposal 3, we will be required under Section 162(m) to seek stockholder approval of the 2015 Plan's performance criteria again in 2020 to the extent we want to be able to grant restricted stock, RSU and performance cash awards that are Section 162(m) qualified.

Administration.    Our Compensation Committee, which is comprised of three outside members of our Board, will administer the 2015 Plan. The 2015 Plan may also be administered with respect to optionees and recipients of restricted stock who are not executive officers subject to the short-swing liability rules of the federal securities laws by our Board or a secondary committee comprised of one or more members of our Board of Directors. Our Compensation Committee (or our Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the 2015 Plan) to determine the eligible individuals who are to receive awards under the 2015 Plan, the number of shares to be covered by each granted award, the date or dates on which an option or SAR is to become exercisable or other award is to vest, the maximum term for which an award is to remain outstanding, whether a granted option will be an incentive stock option that satisfies the requirements of Section 422 of the Code or a non-statutory option not intended to meet such requirements, and the other provisions of each award. Our Compensation Committee also has the discretionary authority at any time to accelerate the vesting of any and all awards under the 2015 Plan or to provide for accelerated vesting in connection with death, disability, retirement, or similar events, or in connection with a change in control of the Company. Our Compensation Committee has established a Key Employee Equity Awards Committee, with our Chief Executive Officer as its sole member, whose purpose is to approve stock option and restricted stock grants to our newly hired employees subject to guidelines previously approved by our Compensation Committee.

Eligibility.    Employees (including officers), directors and consultants who render services to us or our subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the 2015 Plan. However, only non-employee directors are eligible to participate in the Annual Director Grant Program (see "Annual Director Grant Program" below). As of March 16, 2015, approximately 1,770 persons (including ten executive officers and five non-employee directors) were eligible to participate in the 2015 Plan.

No Repricings.    Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the 2015 Plan administrator nor any other person may decrease the exercise price for any outstanding option or SAR after the date of grant nor cancel or allow an optionee to surrender an outstanding option or SAR to the Company as consideration for the grant of a new option or SAR with a lower exercise price or the grant of another type of award under this Plan (including a cash award), the effect of which is to reduce the exercise price of any outstanding option or SAR or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of Nasdaq.

Summary of Types of Awards

Option Grants

A stock option gives the optionee a right to purchase shares of our Common Stock at an exercise price that is determined at the time an option is granted. Stock options are granted pursuant to stock option agreements adopted by the plan administrator who determines the terms and conditions of options granted under the 2015 Plan, including whether they are incentive stock options ("ISOs") or nonstatutory stock options ("NSOs").

Exercise Price.    The plan administrator determines the exercise price of options granted under the 2015 Plan, which may not be less than one hundred percent (100%) of the fair market value of our Common Stock on the date the option is granted except in the case of replacement options granted to service providers of entities that are acquired by us. The exercise price of options granted under the 2015 Plan may be paid in cash or, with the plan administrator's consent, in shares of our Common Stock or by withholding shares otherwise issuable upon the exercise of the option. Stock options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The plan administrator may also assist any optionee in the exercise of his or her outstanding options by authorizing a Company loan to the optionee, however, under current law, loans to an executive officer or director would generally not be permitted. The plan administrator may also permit payment of the exercise price and any withholding taxes in any other form consistent with applicable laws, regulations and rules.

Vesting and Exercisability.    Options vest and become exercisable at the rate specified by the plan administrator.

Option Term and Termination of Service.    The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of seven years. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from the termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

Tax Limitations on Incentive Stock Options.    Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporations. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the 2015 Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000. In the case of an incentive stock option granted to a person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our combined voting power or that of any of our affiliates: (a) the exercise price must be at least 110% of the fair market value of the stock subject to the option on the grant date and (b) the term of the option must not exceed five years from the option grant date.

Stock Appreciation Rights.    A SAR allows a recipient to benefit from increases in the value of our Common Stock, but does not provide any ownership interest in our Common Stock. SARs are granted pursuant to stock appreciation right agreements adopted by the plan administrator and may be granted in tandem with, or independent of, option grants under the 2015 Plan. The plan administrator determines the term of SARs granted under the 2015 Plan, up to a maximum of seven years. The plan administrator also determines the exercise price of each SAR, which cannot be less than the fair market value of our Common Stock on the date the SAR is granted except in the case of replacement SARs granted to service providers of entities that are acquired by us. Upon exercise of an independent SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the exercise price, multiplied by (b) the number of shares of our Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our Common Stock, or any combination thereof. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (b) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash, in shares of Common Stock, or any combination thereof. Each SAR may or may not be subject to vesting tied to length of service or attainment of performance goals. If a participant's service terminates for any reason, then the participant or the participant's beneficiary may exercise any vested SARs during the post-termination exercise period specified by the plan administrator (but in no event after expiration of the SAR's term).

Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock agreements adopted by the plan administrator which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) full-recourse promissory notes or (e) any other form of legal consideration approved by the plan administrator. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Any dividends on restricted shares with performance-based vesting will be subject to the same vesting conditions as applicable to the restricted shares and will be accumulated and paid when the restricted shares vest. Upon termination of the participant's service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.

Restricted Stock Unit Awards.    Restricted stock unit awards represent the right to receive the value of shares of our Common Stock at a specified date in the future. RSUs are granted pursuant to RSU agreements approved by the plan administrator. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with an RSU. Each award of RSUs may or may not be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. Dividend equivalents may be credited in respect of shares covered by an RSU, however, any dividend equivalents on RSUs with performance-based vesting will be subject to the same vesting conditions as applicable to the RSUs and will be accumulated and paid when the RSUs vest. Except as otherwise provided in the applicable stock unit agreement, unvested RSUs are forfeited upon termination of the recipient's service for any reason.

Performance Cash Awards.    A performance cash award is a cash award that may be granted upon the attainment of performance goals for a specified period of one or more fiscal years. The plan administrator determines the performance goals and other terms and conditions of performance cash awards.

General Provisions

Change in Control.    Upon the occurrence of a Change in Control, all Common Shares acquired under the 2015 Plan and all awards outstanding on the effective date of the Change in Control shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which we are party, in the manner determined by the plan administrator). Such transaction agreement or determination need not treat all awards (or portions thereof) in an identical manner. Unless an award agreement provides otherwise, the treatment specified shall include one or more of the following with respect to each outstanding award:

•
The continuation of, assumption of, or substitution for each outstanding award by the continuing or succeeding entity;

•
Full exercisability of each outstanding option and SAR and full vesting of the Common Shares subject to each such award, followed by their cancellation. Such full exercisability and vesting, and any exercise of an award during such period, may be contingent on the closing of the transaction;

•
The cancellation of each such award and a payment to the participant with respect to each share subject to the award equal to the excess of (x) the value, as determined by the plan administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (y) the per-share exercise price of such award. Such payment may be made in installments and may be deferred until the date or dates when such award would have become exercisable or the Common Shares subject to such award would have vested. Such payment may be subject to vesting based on the participant's continuing service, provided that the vesting schedule shall not be less favorable than the schedule that applied prior to the transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement generally may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares.

•
The assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such rights.

Our Compensation Committee also has the discretion to provide that an award under the 2015 Plan will immediately vest as to all or any portion of the shares subject to the award whether or not upon a Change in Control, which acceleration may or not be conditioned upon the subsequent termination of the participant's service within a specified period following a transaction.

A Change in Control will be deemed to occur for purposes of the 2015 Plan in the event of (a) a merger or consolidation of the Company into another entity, provided that persons who were not stockholders prior to the transaction own 50% or more of the voting power of the successor entity thereafter; (b) a sale of all or substantially all of the Company's assets; and (c) transactions in which certain persons acquire at least 50% of our total voting power.

Valuation.    For purposes of establishing the option price and for all other valuation purposes under the 2015 Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on Nasdaq. The market value of the Common Stock as of March 16, 2015 was $47.79 per share which was the closing sales price as reported on Nasdaq on such date.

Changes in Capital Structure.    In the event there is a specific change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the 2015 Plan, including the limit on ISOs and the maximum number of shares that could be added to the 2015 Plan from the Predecessor Plan, (b) the maximum number of options, SARs, performance-based restricted shares, performance-based RSUs that can be granted to any participant in a fiscal year (including awards granted to our non-employee directors), and maximum cash amount paid under a performance cash award to any participant in a fiscal year, and (c) the number of shares and exercise prices, if applicable, of all outstanding stock awards.

Nontransferability of Awards.    Awards granted under the 2015 Plan will not be transferable by the participant, other than by beneficiary designation, will or the laws of descent and distribution. Awards will be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative. However, the plan administrator may permit the transfer of awards other than ISOs to certain family members of participants. In no event may an Award be transferred to anyone for any consideration including for cash or other securities.

Plan Amendments and Termination.    The 2015 Plan will continue in effect until it is terminated by our Board of Directors or Compensation Committee of our Board of Directors, however no ISOs will be granted after the 10th anniversary of the date the Board of Directors approved the 2015 Plan (or, if later, the date the Board of Directors approves an increase in the number of shares reserved under the 2015 Plan). Our Board of Directors or Compensation Committee may amend or modify the 2015 Plan in any and all respects whatsoever. The approval of our stockholders will be obtained to the extent required by applicable law, except that stockholder approval must be obtained to amend the prohibition on decreasing the exercise price for any outstanding option or SAR. Our Board of Directors or Compensation Committee may, at any time and for any reason, terminate the 2015 Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2015 PLAN

The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2015 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2015 Plan.

Incentive Stock Options.    No taxable income is recognized by an optionee upon the grant of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the "required ISO holding periods"), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Nonstatutory Stock Options.    No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Stock Appreciation Rights.    In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Restricted Stock Awards.    A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Unit Awards.    In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.

Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our Common Stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant's usual marginal rate for ordinary income.

Tax Treatment of the Company.    The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2015 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2015 Plan.

New Plan Benefits and Option Grant Table

No awards will be made under the 2015 Plan until after the date of our Annual Meeting. Because the 2015 Plan is discretionary, benefits to be received by individual participants are not determinable. The table below shows, as to each of the current executive officers named in the Summary Compensation Table and the various indicated groups (a) the number of shares of Common Stock for which options have been granted for (i) the one (1)-year period ended December 31, 2014 and (ii) the period through March 16, 2015, (b) the weighted-average exercise price per share, and (c) the direct stock issuance received during each period.

	Number of Option Shares			Shares of Restricted Stock Issued
Name and Position	2014	Through March 16, 2015	Weighted-Average Exercise Price of Granted Options	2014	Through March 16, 2015
Stephen G. Waldis, Chairman & CEO	87,413	70,546	$36.41	55,549	76,517
Karen L. Rosenberger, EVP, CFO & Treasurer	13,000	16,716	$38.13	25,805	9,256
Robert Garcia, President and COO	55,000	46,242	$36.50	44,878	50,728
Daniel Rizer, EVP of Marketing & Product Management	15,000	10,447	$36.08	12,926	11,336
Christopher Halbard, EVP, International	60,000	13,582	$33.94	50,000	4,987
Lawrence R. Irving, Former EVP, CFO & Treasurer	30,506	-0-	$32.40	18,999	17,665
All current executive officers as a group	312,955	200,366	$35.92	263,039	186,216
All current directors who are not executive officers as a group	37,500	37,500	$34.71	16,675	16,675

Effect of Stockholder Approval or Non-Approval of Proposal No. 2

If this Proposal No. 3 is approved, the 2015 Plan will be adopted and we will no longer make awards under the 2006 Plan after the date of our Annual Meeting. If this Proposal No. 3 is not approved, the 2015 Plan will not be adopted. However, our 2006 Plan will continue in effect pursuant to its existing terms and we will continue to make awards under that plan.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 3

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as described in the "Compensation of Executive Officers" section of this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. We believe that the programs foster a performance-oriented culture that aligns our executives' interests with those of our stockholders over the long term. Specifically, we tie a significant portion of executive compensation to stockholder return in the form of at-risk or variable realizable compensation.

Fiscal 2014 Compensation

The following is a brief synopsis of the material decisions approved by our Compensation Committee regarding the 2014 compensation of our named executive officers (NEOs):

Adjustments to Base Salary:    In reviewing the base salaries of our NEOs in February 2014, our Compensation Committee provided cost of living salary increases of approximately 3% (representing the median base salary increase) to each NEO employed by us as of such date. In addition, Ms. Rosenberger received an increase of an additional 23% upon her promotion to Executive Vice President, Chief Financial Officer and Treasurer in April 2014.

Performance-based Cash Bonus:    Our 2014 non-GAAP revenue and operating income each exceeded the maximum goals for each financial metric set by our Board, by 26% and 36%, respectively. As a result, our NEOs received the maximum 175% of their target cash incentive bonus with respect to the corporate goal portion. Messrs. Waldis, Garcia and Rizer and Mrs. Rosenberger received 100%, 90%, 90% and 75%, respectively, of their target individual component portion. Mr. Halbard received 66% of the target cash incentive bonus tied to certain financial and strategic objectives for Mr. Halbard in connection with certain International customer accounts. Mr. Irving did not receive any of his target individual component portion.

Time-Based Equity:    Our NEOs who we employed on February 1, 2014 were granted (i) an aggregate of 90,089 time-based restricted shares of our Common Stock and (ii) stock options to purchase an aggregate of 193,279 shares of our Common Stock.

Performance-based Equity:    Our 2014 non-GAAP revenue, operating income and cloud revenue each exceeded the maximum amounts for each metric, by 26%, 36% and 50%, respectively. As a result, our NEOs who we employed on February 1, 2014 were issued an aggregate of 112,650 restricted shares of our Common Stock, or the maximum number of performance shares that they were eligible to receive under the 2014 performance-based restricted stock awards.

Revisions for 2014 Executive Compensation Program

Our Compensation Committee reviewed our executive compensation programs based on views obtained through our stockholder outreach program and other market data. The following changes were effected for our 2014 executive compensation:

•
Designed and approved a new, updated compensation philosophy for all our employees

•
To distinguish between the metrics used for our short-term cash incentive plan and long-term equity incentive plan, added Cloud Revenue as a performance metric for our long-term incentive compensation plan

•
Weighting of each component of the annual cash incentive plan and long-term equity incentive plan was fixed regardless of the non-GAAP revenue or operating income achieved

•
Enhanced our stock ownership guidelines by increasing each director's and NEO's stock ownership requirements to provide greater alignment of interests with stockholders

Revisions for 2015 Executive Compensation Program

During 2014, our Compensation Committee again reviewed our executive compensation programs and agreed to include all of the revisions from 2014 and further revised the long-term incentive plan for our executives by basing the plan on our Company's three-year business plan rather than a one year business plan. These revisions will be effective in 2015.

We encourage stockholders to take into account these significant changes to our executive compensation program over the past year in considering the advisory vote.

Compensation Discussion and Analysis

In addition to the above summary, stockholders are urged to read the "Compensation Discussion and Analysis" section of this Proxy Statement for greater detail about our executive compensation program, including information about the fiscal year 2014 compensation of our named executive officers.

Recommendation

For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

"RESOLVED, that the stockholders advise that they approve, in a non-binding vote, the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company's 2015 Annual Meeting of Stockholders."

Even though this say-on-pay vote is advisory and therefore will not be binding, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, we expect to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 4

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

If you wish to submit a proposal for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company's By-laws and submitted in writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary to be received no later than the close of business on December 3, 2015. If you wish to submit a proposal to be presented at the 2015 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary not before January 17, 2016 and no later than February 16, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You are advised to review the Company's By-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may obtain a copy of the Company's By-laws by writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, New Jersey 08807, Attn: Secretary.

NO INCORPORATION BY REFERENCE

In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material". In addition, this Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronoss.com) are intended to provide inactive, textual references only and are not intended to be active hyperlinks in this proxy. The information on these websites is not part of this Proxy Statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Ronald Prague, Esq.
Executive Vice President and General Counsel
Synchronoss Technologies, Inc.
200 Crossing Boulevard
Bridgewater, NJ 08807
or
Call (800) 575-7606

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by signing and returning the enclosed proxy card, using the Internet or by telephone, so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
April 1, 2015

Appendix A
Reconciliation of Non-GAAP Financial Information
(Unaudited – In thousands, except per share data)

Synchronoss Technologies, Inc. ("Synchronoss") has provided in this proxy statement selected financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenues, gross profit, income from operations and diluted earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to management and investors, as a supplement to GAAP measures, in evaluating Synchronoss' ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss' industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial results add back the deferred revenue write-down associated with acquisitions, fair value stock- based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures in the tables below.

Reconciliation of GAAP to Non-GAAP Revenue

	Twelve Months Ended December 31,
	2014	2013
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$457,314	$349,047
Add: Deferred Revenue Write-Down	1,299	3,460

Non-GAAP Revenue	$458,613	$352,507

Reconciliation of GAAP to Non-GAAP Gross Profit

	Twelve Months Ended December 31,
	2014	2013
GAAP Revenue	$457,314	$349,047
Less: Cost of Services	184,414	146,238

GAAP Gross Margin	272,900	202,809
Add: Deferred revenue write-down	1,299	3,460
Add: Fair value stock-based compensation	5,924	5,184
Add: Acquisition and restructuring costs	31	252
Add: Deferred compensation expense - earn-out	16	257

Non-GAAP Gross Margin	$280,170	$211,962

Non-GAAP Gross Margin %	61%	60%

Reconciliation of GAAP to Non-GAAP Income from Operations

	Twelve Months Ended December 31,
	2014	2013
GAAP income from operations	$62,298	$34,894
Add: Deferred revenue write-down	1,299	3,460
Add: Fair value stock-based compensation	28,987	25,214
Add: Acquisition and restructuring costs	2,938	6,920
Add: Net change in contingent consideration obligation	1,799	(5,324)
Add: Deferred compensation expense - earn-out	1,783	909
Add: Amortization expense	18,953	15,404

Non-GAAP income from operations	$118,057	$81,477

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

	Twelve Months Ended December 31,
	2014	2013
GAAP net income attributable to common stockholders	$38,895	$23,351
Add: Deferred revenue write-down, net of tax	868	2,346
Add: Fair value stock-based compensation, net of tax	19,358	17,095
Add: Acquisition and restructuring costs, net of taxes	1,962	4,692
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	1,855	(5,417)
Add: Deferred compensation expense - earn-out, net of tax	1,191	616
Add: Amortization expense, net of tax	12,657	10,444

Non-GAAP net income	$76,786	$53,127

Net income applicable to shares of commons stock for earnings per share	$76,786	$53,127

Add: After-tax interest on convertible debt	776	—

Net income for diluted income per share	$77,562	$53,127

Diluted non-GAAP net income per share	$1.79	$1.33

Weighted shares outstanding - Diluted	43,297	40,009

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 SYNCHRONOSS TECHNOLOGIES, INC. This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2015 The undersigned appoints Ronald J. Prague and Karen R. Rosenberger, or either of them, proxies for the undersigned, to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc. (the "Company"), to be held on May 11, 2015 at 10:00 a.m., Eastern Time, at the Offices of Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807, and at any adjournments or postponements of the Annual Meeting, and hereby authorizes such persons to represent and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, the proxy holder will have the authority to vote FOR the election of the Director nominees, FOR the ratification of the appointment of the independent registered public accounting firm, FOR the approval of the Company’s 2015 Equity Incentive Plan and FOR the advisory vote on executive compensation. (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 11, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, annual report and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the following nominees to the Board of Directors to serve until the end of their respective terms or until their successors have been duly elected and qualified: 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To approve the Company’s 2015 Equity Incentive Plan. 4. To approve on a non-binding advisory basis the compensation of the Company’s named executive officers In his or her discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OFTHE NOMINEE FOR DIRECTOR AND FOR PROPOSALS 2 , 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20230330000000000000 1 051115 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. O William J. Cadogan O Stephen G. Waldis FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 11, 2015 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OFTHE NOMINEE FOR DIRECTOR AND FOR PROPOSALS 2 , 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20230330000000000000 1 051115 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, annual report and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy 1. To elect the following nominees to the Board of Directors to serve until the end of their respective terms or until their successors have been duly elected and qualified: 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To approve the Company’s 2015 Equity Incentive Plan. 4. To approve on a non-binding advisory basis the compensation of the Company’s named executive officers In his or her discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. FOR AGAINST ABSTAIN O William J. Cadogan O Stephen G. Waldis FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: